Exhibit 99.2
STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

STERLING FINANCIAL CORP
Moderator: Michael Barry
February 27, 2007
7:30 a.m. CT
Operator: Thank you for standing by. You’re currently on line with the Sterling Financial Corp Invest Today Conference Call and we will be getting started in a few moments.
     We thank you for your patience and your participation. Please remain on line.
Male: Ladies and gentlemen, please find your seats. The presentation will begin in three minutes.
Harold Gilkey: Welcome, good morning.
Male: Good morning.
Harold Gilkey: We’ll going to have another chance to do that, so think about it. We’ll do it a little bit or a little later on. I want to thank you very much for joining us on our first Analyst and Investor Day. It coincides for Sterling Financial Corporation with our 20th anniversary on NASDAQ.
Interestingly enough, our experience on NASDAQ has been of great value to our shareholders. Since during that 20-year period of time, our shareholder value has increased by 750 percent for each individual share. We take a lot of pride in that.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And while the numbers are not inconsequential, assets by themselves are not limited to those that are on the balance sheet. They merely define the number, the operation. Sterling success is founded upon the spirit of our people, and I look forward more today to having our people, the Sterling Team, share with you their experiences at Sterling.
And by the end of the day I think you’ll join me and believe that our senior management group is energetic. They have a passion, and they have in-depth knowledge of our industry, and finally they have a determination and a desire to be successful.
And while I’m not bent to look back, the 20th anniversary was an item that allowed me to take some consideration as to what we have accomplished. Twenty years ago when we began trading on NASDAQ, we had a market cap of $3 million and total assets of just short of $180 million with eight branches.
But most of all, we had a vision and a determination to provide the best service to our customers. We believed that if we did this well, we would be successful, and I believe it’s proven to be true. At the end of 2006 we had a market gap, as you can see, of $1.4 billion, and we’ve increased our asset base to just short of $10 billion and service locations of 215.
Now as, move slide, that one, that one I like. What we provided here for you is a timeline, and it’s not meant to capture every significant event in the history of our company, but it does indeed have some focus on the things we’ve been able to accomplish.
We initially chartered our company as a state-chartered savings and loan association because we thought that the was the best competitive position to put us in because at that point in time, the early ‘80s, the thrift industry was in disarray, and we took advantage of that position and grew the company very rapidly with some acquisitions.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

I would point out that the goodwill transactions looked great going in, had a difficulty and rocky road while we fought through the (Virea) transaction, but they did in fact provide us with the opportunity to extend our vision to more customers.
In July of 2005 we changed our charter to a state-chartered commercial bank. We now believe that that’s the best way to deliver our service as a community bank to the customers and thereby continue our growth.
Now I’d like to look forward a bit and lay out the vision and the pattern of where we’re headed. Sterling Financial Corporation is a bank holding company. We have 100 percent owner of two companies, Golf Savings Bank, which is new to our system, and Sterling Savings Bank.
Sterling Savings Bank in turn has three subsidiaries, INTERVEST-Mortgage Investment, a commercial mortgage house; Action Mortgage Company, which is a residential construction mortgage house; and Harbor Financial, which provides asset management counseling to our customer base and provides that service.
Sterling has a local presence as a community bank while providing the widest range of financial services to our customer base. We are a leading regional community bank, and we’re focused on quality growth and shareholder value.
Our western footprint has grown significantly in 2006, and today we employ approximately 2,400 people throughout the West. We have total service locations that I mentioned 215, and in those 215 is 166 branch locations.
As we have begun integrating First Bank into Sterling, we will have some consolidation of branches, and there will be some closing of branches. And as Sonoma National Bank joins the

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Sterling family, we will expand ourselves into Northern California, and we’ll expand our delivery system as it does that.
You know it’s most exciting to have that entry into Northern California because over a period of the last decade we have been a producer of loans, commercial and residential loans in Northern California, so this expansion gives us the opportunity to integrate the entire Sterling family into a new market. We believe the growth will provide us with the impetus to move forward.
Our mission statement is really the basis and the fundamental activity of what we’re trying to get accomplished and provides us with what we believe is a unique banking philosophy. It’s our personal approach to banking. We call it hometown helpful.
It’s an approach that’s helped us build a strong, lasting relationship amongst our customers, our communities and has helped our employees to be challenged and grow, be rewarded, and of course, it’s created shareholder value.
I’d like to take just a few moments and share with you the highlights of 2006 albeit this is old news now. We’re approaching $10 billion as we completed the year at $9.8 billion with total deposits of nearly $6.7 billion.
Our growth during the year was masked by acquisition growth. Our organic growth was in double digits, greater than our peer group, so we are a growth company from an internal organization standpoint, but we also grow by adding to our delivery system, to our customer base through organic activity as well as our merger and acquisition function.
Despite such a growth year, we were able to manage our balance sheet to ensure the quality of our portfolio. At the end of 2006, our 60-day delinquency ratio was at 10 basis points, an all-time low for our company.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We did indeed build shareholder value by providing record earnings but also by expanding our franchise. I won’t spend a good deal of time on the economy of the Pacific Northwest, but it is unique for us to be operating in the Pacific Northwest because the economy is resilient and robust.
We see a broad sense of economic impacts from a group of organizations in the aerospace industry, Boeing, in the electronics with Intel and Microsoft, but we also see the commodities markets doing extremely well, and the Northwest is a commodity-generating function, either from timber, mining or agriculture of all types.
So we think the key for our success is that good quality of an economic activity in the Pacific Northwest, and many of you that I’ve talked to before I’ve said remember what’s good for Boeing is good for Sterling, so if, my father used to say what’s good for General Motors is good for America, and that may be true today.
But what’s good for Boeing creates lots of jobs, lots of development, lots of companies that support all of the things that go around Boeing, but I don’t exclude the rest of the market in the Pacific Northwest, but it’s a good Bellwether-T for you to watch.
We believe that the Pacific Northwest will continue to have a strong economic environment, and it will generally follow by some lag time the economy of the nation.
Now looking into the future we will continue to define Sterling as a growth- and value-driven company. We expect to grow from both internal and from our merger and acquisition activity. We will continue to focus on the West, and our portfolio, both in assets and liabilities, will continue to evolve to be more like a bank and have a more bank-like mixture.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Now when you think back over the last 20 years of our relationship with NASDAQ, I have a great faith in the future of Sterling Financial Corporation because my father used to tell me what people have done they probably will do in the future.
What people have accomplished they will probably more than likely do the same thing in the future because you ingrain that into your system, into your organization, and I believe that’s specifically true about Sterling Financial Corporation.
And now to get into more of the details and the numbers, I’d like to introduce our Chief Financial Officer Dan Byrne. Dan?
Dan Byrne: Thanks, Harold. Two thousand six was truly an outstanding year for Sterling. We posted strong growth in net income with a 21 percent increase over 2005. Our core operations continued to grow at or above our own high expectations.
In addition we demonstrated our ongoing commitment to further acceleration and diversification of our growth platforms through our continued strong loan and deposit growth coupled with our acquisition strategies.
This slide is a snapshot of some of our highlights that you will hear from our management team throughout this morning as it relates to our 2006 performance. As you can see, Sterling is a growth story. Sterling’s total assets were $9.8 billion at the end of December 2006.
This slide depicts our growth and change of mix over the last five years. You will note that our growth in the loan portfolio was 31 percent during this period of time, and even if you wash out the effects of the mergers and acquisitions, it was 22 percent. Now Nancy McDaniel will get into more detail in her presentation later today.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

For the year ended December 31, 2006, loan originations were nearly $5 billion. That’s an increase of 28 percent over 2005. Sterling truly had an outstanding year in its loan production, and we have several members of our executive management team that will share more detail with you later this morning.
This graph illustrates our loan portfolio mix at December 31, 2006, and again Nancy McDaniel will spend more time on the detail with you this morning, and I would just add that this does show Sterling’s consolidated mix, and Nancy and others may discuss some subparts such as the mix for Sterling Savings Bank or Golf Savings Bank.
Now with respect to our non-performing assets, all investors want to know what our asset quality is going to be like, and I can tell you that our credit quality is pristine. This chart shows two financial metrics, non-performing assets and loan charge-offs.
Non-performing assets at the end of December were drifting lower to $11.2 million or 11 basis points based on total loans. At the same time, our loan charge-offs were continuing to be at very low levels representing six basis points for all of 2006.
Now these ratios are showing improvement for a couple of reasons. One, I think it’s a reflection of our strong credit quality, and as Harold indicated, we’re also operating in a fairly good economy in the Pacific Northwest.
Total deposits increased a record $6.7 billion, which was a 40 percent increase over 2005, and even excluding the merger and acquisition results, we still had 18 percent growth in our deposit base.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We continue to emphasize checking accounts because they are a low-cost funding source, but they are also a major driver of fee income. And we’ll have more discussion on that with Bill Zuppe and Carol Mangan’s discussions a little bit later this morning.
Net interest income for the year ended December 31, 2006, was a record $263.9 million. The increase over 2005 is a direct result of a volume increase in our lending portfolio primarily in our construction and commercial loans, and our net interest margin increased from 2005 to 2006 by two basis points, and if you look at our fourth quarter on a length quarterly basis, it increased to 3.35 percent for the fourth quarter.
Now given the rate environment, we are very pleased with the stability in our net interest margin over time. However, we have been working on ways to increase net interest margin and in particular by growing our core deposits.
Total non-interest income was $69.3 million for the year ended December 31, 2006. The increase over the prior year was a result of increases in fees and service charge income as well as our mortgage banking income.
The largest component of non-interest income is our fees and service charges, which were $43 million of that total for 2006, and it represented a 24 percent increase year-over-year. Ezra Eckhardt will spend a little more time discussing some of the successes we’ve have in growing fees and service charge income.
And likewise the mortgage banking operations represented $20.2 million of the total, and Donn Costa will spend more time a little bit later talking about our mortgage banking activities in Golf Savings Bank.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Our performance in 2006 has been impacted by our heavy investment in growing our loans and deposits capacities for the bank over the last several years. We believe the future is more promising as a result. Our goal is to increase return on equity to a 14 to 16 percent and our return on average assets to 100 basis points.
We have had a steady delivery to the income statement over the past five years. This slide shows our core earnings and is intended to pull out some of the non-recurring items such as mergers and acquisition costs. The guidance that we gave the Street following our 2006 earnings is that we anticipate 2007 to come in at a range between 227 and 237.
We do expect the first quarter of 2007 to be a few pennies to a nickel below the fourth quarter of 2006. We expect the second quarter of 2007 to be comparable to the fourth quarter of 2006, and we expect the third and fourth quarters of 2007 to continue to show progression.
Now the first quarter of 2007 is particularly impacted by our recent acquisitions because we have redundant operating expenses for people, facilities and other expenses that until we complete the systems conversion, we can’t start getting the cost savings washed out.
And I might add that with respect to the First Bank acquisition we just completed our systems conversion last weekend, and the systems conversion for the Northern Empire transaction is scheduled for late in the second quarter.
Now I have to give this caveat. The company does remind you that these estimates are subject to change as interest rate conditions, regional and national economic issues, geopolitical issues may impact the conditions that affect our lending and our deposit-gathering environment on the West Coast. But thank you. We did have a great year and, Harold, I’ll turn it back over to you.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Harold Gilkey: Thank you, Dan. With the acquisition of Lynnwood Financial Group we restructured the way we deliver mortgages within the Sterling family. It was a strategic change to take advantage of our ability to provide residential construction loans at a volume area geographically more spread and understand that market better by moving that piece of Lynnwood Financial into Action Mortgage Company as a sub of Sterling Savings Bank.
The other part of it may even be more important in the long run. It’s the consolidation of our production of single-family residential permanent loans. We believe that that market has got a depth to it. The margins are skinny, so you have to do it in an efficient manner, so the logic means thin margins, high volume, so we took that production out of Action Mortgage Company and moved it into Golf Savings Bank.
And what I’d like to do now is introduce Donn Costa to share with you how Golf Savings Bank is doing. Donn?
Donn Costa: Thanks, Harold. Good morning. My name is Donn Costa. I’m the Senior Vice President of Golf Savings Bank, and as you can see from this slide, it’s Golf like the game instead of Gulf like the body of water, and that’s a whole other story how we came up with that a number of years ago.
But I’ve been with the company since 1994. I originally started out as a branch manager. Then over the years I worked my way up in the company to become one of the primary owners and then President of Lynnwood Financial Group, which was the prior holding company to the merger.
And it’s interesting for me to be here today because it wasn’t too long ago that we had an opportunity to meet with a much smaller group of investors with really a much smaller vision. And our vision at that time was to change our mortgage company into a state-chartered savings bank.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Fortunately, our investors believed in us, and we had to do a little bit of talking, but we finally got that done, and we changed the mortgage into Golf Savings Bank in about the year 2000. And that bank went on to outperform 99 percent of all banks in the nation based on ROE.
Today, sitting in this wonderful, or standing in this wonderful building in NASDAQ as we’re speaking to a much larger group of investors with a much, much larger vision of growth. And I hope just like the original investors in our company that you, too, believe and continue to invest or invest in our company.
My background is really mortgage origination and sales, and because that’s our primary job is to originate one- to four-family residential mortgages. I feel very comfortable in the role I play with the new organization.
I think Sterling brings a partnership to us but more of a more structured that then they should be able to help us achieve our growth and revenue goals, and Harold has made it very clear that we need to grow the company to a size that it has a significant amount of income to Sterling Financial.
You know as I stated earlier our primary is originating one- to four-family residential mortgages. A vast amount of these mortgages are being sold today best effort, loan by loan service and release. One hundred percent of our loans are originated through retail branches, and this is a very important point.
When you originate in retail, you have the ability to decide what loans our customers obtain, what fees and rates our customers will pay, where the loans are ultimately sold, and finally we retain the long-term relationships with the customers for future referrals and business.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We have an outstanding commercial lending division that specializes in small balance commercial loans, and small balance commercial loans are really just a natural extension of mortgage lending that we’ve been doing for over 20 years.
Small balance commercial loans arguably $5 million and less topped $130 billion in business, not for Golf, but nationwide in 2005 putting that sector on par with commercial mortgage backed securities market.
Yield on loans sold investors 2006 averaged about 1.6 percent, and that takes into account the FASB guidelines or rules, but what we really try to do is we price each loan with a one percent origination fee. We try to sell it into a market with a one percent service and release premium, and then we have a flat fee of about $495 per loan.
Over 65 percent of our loans closed in 2006 are purchases, and we’ve always have closed more volume in purchases than refinances even in the big year of 2003 in that refinance boom year.
We currently have 24 loan production offices in four states, and that’s Washington, Oregon, Idaho and Utah. We have one banking branch location in Seattle, Washington, area. And the branch’s sole purpose is funding Golf’s mortgages. Golf has not depended upon Sterling Bank for credit lines, and we’re 100 percent responsible to secure our own funding.
With the merger we inherited 17 branches from the Action Mortgage Company, and we completed the training and have integrated all of the branches into Golf’s origination system and compensation schedules as of January 1.
We’ve built our company for consistent and continued growth, and I feel that we have proved our company’s more than capable of expanding with this merger. The merger’s brought additional value to not only the Golf employees but to the Action employees and Sterling Financial itself.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

It’s estimated that in ‘07 it’ll be the sixth largest origination year in the history of our country closing $2.4 trillion in mortgages. The unemployment rate is excellent, and we have and it looks like we’ll continue to have low mortgage rates throughout 2007, and as you heard on the news yesterday, it’s the big R word, and we may even have lower rates by the end of 2007.
There’s the potential that ‘07 may turn out to be a very large refinance year, and consider that the Fed has now hiked the rate 17 times in a row. And using today’s index and average margin, loans that are coming up for adjustment this year will adjust to approximately 7.75 percent.
Many of the adjustable-rate mortgages we’ve sold over the last number of years have the first rate cap of five percent, so the actual rates could increase to 7.75 percent or higher. Today we can take that same borrower and refinance them at no cost into a 30-year fixed-rate loan at only six and three-eighths percent.
It’s estimated that there are $1 to $1.5 trillion in adjustable-rate mortgages coming up for adjustment this year compared to what the MBA estimated in ‘06 of $330 million, and this number of $1 to $1.5 trillion is not wholly in MBA’s estimate of $2.4.
We have a well-qualified management team. Our secondary marketing VP has traded mortgages for five years. He has a Master’s in management from Boston University. He worked as a trader on an AOT in mandatory desk, and he began his career with Golf in 2006 after working two years hedging the pipeline for the Money Store.
Our CFO in charge of Finance and Treasury has his MBA from the University of Chicago and began his career in 1985 at Arthur Anderson. He joined our company in December. He most recently held a position as SVP and Controller of the Commercial Group at Washington Mutual.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Our VP of Operations has been in the mortgage business for 25 years. She was with Washington Mutual for 14. Most of her time there she held the position of VP of Residential Lending Administration and Training, and she’s been with us since July of ‘06.
Our VP of Production has been in the mortgage business for 28 years, and she’s been with Golf for 13. She’s held positions as a very high-producing loan officer and for the last years ran our highest volume and most profitable branch, and she’s been the VP of Productions since October.
Our VP of our Commercial Mortgage Division has been in the commercial lending business for 24 years. He’s also owned his own commercial business for 11, and he has been with us since 2003, and he was instrumental in starting this division.
I wanted to tell you this because I hope you get the feeling that we have very high-performing people in key positions that have been in the business either a long time or been with companies that are substantially larger than Golf. And it’s these people who are very passionate about what they do that will be part of the building process that Golf will be going through or is starting to go through.
We have approximately 345 employees, and I just want to make it kind of a side note, and I think one of the keys to Golf’s success, is that we’ve been able to recruit and hire some of the best branch managers in the business.
And the org chart is presented today, branch managers, of course, would fall under the VP of Production, but Golf has actually flipped the daily, you know, there’s the functional org chart versus the formal org chart.
The functional org chart for Golf is actually flipped over, upside down, and that means that it’s my job and all those people in the blue boxes’ job to make sure that those branch managers have

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

every tool they need to be successful so that they can run in the business, not just walk, but run in the business.
And it’s these key people who really are out on the streets every day asking for loans and doing what it takes to help grow our company. They’re doing a lot of the recruiting, and I just can’t say how qualified they are and how good they are at what they do.
Our mission statement is the Golf family creates value relationships through trusted mortgage lending and banking experiences and just a couple of key thoughts. The Golf family pertains mainly to working with all of the companies and employees under the Sterling umbrella, and we want to leverage these relationships in an effort to control our customers’ wallets.
Valued relationships is a key ideal that over 50 percent of our business comes from clients who have done business with us before. Over 95 percent of our business is referred to Golf. Ninety-eight percent, 98.6 percent of our business or of our customers would use or recommend our services in the future, and our customers base their relationship with Golf on high-trust sales where we’re able to give them mortgage solutions that help them build wealth.
So are you a Golfer? Well, you might not be a Golfer, but if you worked at Golf – you might not play golf, but it you work at Golf, you are a Golfer. And Golfer is an acronym that every employee at Golf works by.
It answers questions regarding what we intend to do, who our partners are, who will we really serve, how you make a difference, what you bring to the relationship and what Golf brings to the relationship, and last and very simply stated, we take ownership and we get it done.
Our products sold, I think one of the key advantages of an originator working at Golf is that we have a wide product range. We can broker loans. We have all-in-one construction loans, lot

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

loans, commercial loans. We have sellable products or Fannie, Freddie, FHA, VA, ALT-A and sub-prime. We have a saying that if we can’t do the loan, then no one can.
Now just a special mention on sub-prime because I was actually asked this question already this morning is, and you hear about all the turmoil that’s going on in that business, and we hear it loud and clear too, is that Golf does sell sub-prime on a best-effort, loan-by-loan basis, so we are not pooling and holding that for future sale.
As soon as we have it approved and underwritten, we sell it immediately. We only work with sizable lenders, quality lenders who not only have lines of sub-prime but also have other lines, and so we take really a very conservative role in how we work with our sub-prime loans.
We’ve never bought a sub-prime loan back and we hope to never to. And the nice piece on the sub-prime loan that even today they’re one of the most profitable mortgages we sell, and it accounts for about 8 percent of our business.
We have a specialty division that handles manufactured housing construction loans, and Golf has ranked first in Washington since 2003 in the number of manufactured construction loans closed.
We’re now expanding these products into the other states we have branches in, and because this product is specialized, the prices we’re able to charge are the highest of any loans we originate. We have never and I also add is we’ve never had a manufactured construction loan not perform.
Our five-year history graph shows a fairly linear growth pattern and overall increase in closings of 40 percent since 2002. The increase in growth has came at the time that the overall mortgage market has decreased, a vast majority of the gains being achieved prior to the merger.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Our merger was completed in the beginning of July, and the majority of the mortgages that were originated with Action prior to the merger that were closed after the merger were still closed with Action, not with Golf. So with the additional branches and a huge amount of effort by everyone, we expect to see 2007 being our largest closing year in our company’s history.
Strategic initiatives for 2007. Growth, Harold? Growth. Our goal is to increase closings by a minimum of 35 percent in ‘07. Our growth will be mostly organic and will come in three forms. First, additional recruiting of loan officers into our existing locations; second, additional branches along the West Coast and larger metropolitan areas; and third, additional sales training and education of our current origination staff to increase their individual production.
We will take advantage of acquisition opportunities as they come. It’s not our focus, and if we do acquire a mortgage operation, we are only interested in the volumes it brings and would not see a need to pay for the backroom operations.
Our second initiative is mandatory sales. Today Golf is selling 100 percent of our loans on a best-effort basis. Our goal is to sell 70 percent of our loans through mandatory trading. We know that we can pick up an additional spread by selling loans to mandatory deliveries as long as the hedging is done properly.
Our technology allows us to produce very detailed pipeline reports that are shared with the Treasury Department at Sterling, and it’ll be Sterling’s very skilled and time-tested Treasury Department that will evaluate these reports and use them to hedge our pipeline accurately.
Our third initiative is to manage our portfolio to a level where we at least cover administrative costs in this flat-yield curve environment. We currently have about $150 million in our portfolio. We’ve been increasing it by about $10 million a month and will continue to do so.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We expect that a majority of this growth will come from the higher interest rate, small balance commercial loans that we originated over $90 million of last year, and we can grow the portfolio to approximately $300 million excluding loans held for sale.
Our fourth initiative is reducing processing costs. Golf has a state-of-the-art proprietary origination system that blends multiple systems into one. This one system allows us to process a loan entirely from origination through sale.
Today a loan is process by one person, underwritten by another and funded by someone else. With the help of technology, we are in the process of implementing a file flow that allows the same person to process the loan, underwrite it through an automated underwriting engine, draw documents and fund it themselves.
For the branches that are already working with the new file flow, one person is now able to do the work of three. A second process in efficiency we are implementing is the electronic loan file. Paper files will be a thing of the past at Golf. The complete mortgage file will be stored electronically beginning at application.
This procedure will increase efficiency and reduce costs, which include paper or toner, folders, printers, overnight express bill, time and missing lost documents. And because our investors will now accept these electronic files, it will also reduce the number of people in our shipping department and our scanning department.
Our fifth initiative is to leverage our relationships. Our mortgage relationship with our customers is one of an advisor. When we work with the customer, we tailor our mortgage to their overall financial needs. We inform our customers that what we can – that we can help them with any type of financing need they have. From a car loan to a business loan, we ask and remind our customers to call us first.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We’re using these relationships to refer our clients’ non-mortgage financing requests to Sterling. Because we are a retail operation and almost all of our business comes from outside sales, we’re able to refer customers to Sterling who have never worked with the bank in the past.
We are now also working with many of the Sterling branches to help them aggressively go after their customers’ mortgage needs. The relationships have gone very well, and with our help, we hope to eliminate the estimated 330,000 Sterling customers ever going any other place for their home loan.
So today’s presentation is really meant to give you kind of a big picture idea of our company. At the beginning of the presentation I told you that I come from a sales background. Being a sales person, Harold always says I see the glass half full versus half empty.
But to be really good, you have to face the cold, hard realities, and the cold, hard realities of our business is that income per loan industry-wide has dropped 71 percent from 2003’s record net earnings of 70 basis points per loan.
Our market has been so lucrative that there is now substantial competition. There are twice as many originators in the market today compared to 2001. With today’s inverted yield curve, the interest spread reduction hasn’t helped. To grow you have to invest in people, and that isn’t cheap.
I predict that ‘07 will be a profitable year for the company but not at the levels we will achieve in future years. This year is, we’re calling it a land grab year or building year for Golf. Our company thrives on change and competition.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We know that the future in mortgages is the key piece to owning a customer’s complete wallet, which great banks will do. When you’re really good, and we are really good, you meet the challenges set before you. You exploit and take advantage of your competition’s weaknesses, and you grow. Thank you for your time.
Harold Gilkey: I’d like to take a little different tack than we normally do. What I’d like to do now, Dan and I will summarize late in the day, and so the Q&A for Dan and I can take place there. But I thought we’d like to take a moment now and you have specific questions for Donn.
We’ll take a couple or two or three questions, and then we’ll take a short break and give you a stretch break and move from there, so are there questions for Donn? (Ross)?
(Ross): Donn, could you talk about I guess the associated expenses and, I guess, you’re shrinking, I guess, margin I assume which is going to eat into the profitability for ‘07. Given you said you hope to or expect to grow your volume by 35 percent. Where are the expenses coming from? What are you spending it on? And for future years where are we going to see that benefit?
Donn Costa: First of all, were you out in Seattle, I think I recognize you from Seattle so nice to see you again. The – a couple things. One is we expect to pick up maybe 15 to 20 basis points through the mandatory sale.
And when I talk about the shrinking margin, that’s already in the numbers that we have today, we’ve been stationed at since 2005. So we don’t, I don’t expect additional shrinking of margins happening. And matter of fact, I kind of think the opposite is going to happen.
I think a lot of the big banks who’ve lost money in the mortgage business are finally saying you know, enough of this, and probably New York’s probably saying enough of this and putting the money back in the transaction.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And the cost per file of one person doing it versus three and then the net cost per file being reduced as far as the electronic paper files; I don’t have perfect numbers on those. I mean we have some estimates but I don’t have perfect numbers so, does that answer your question?
Harold Gilkey: I think the increased was helpful, oh I’m sorry. I believe the increased cost will come from the increased production staff and the growth and volume handled by back offices super efficient will drive extra margin and the delivery electronically will save us lots of back office costs. There was a question over here.
Donn Costa: Remember our number one costs are commissioned and of course that floats with what the markets doing and what we’ve closed.
Harold Gilkey: Lou?
Louis Feldman: Yes, Donn. You mentioned on the sub-prime side that you’d never bought back a loan. Do your investors have the ability to put them back to you, you know based on documentation errors et cetera? And can you talk about what your rate on that is and you know how you’re going to control, especially as you go electronically, the documentations and controls?
Donn Costa: Conservative approach, right? I mean we definitely know what’s going on in the market. Kind of, our buy back agreements, we sell mainly to three different companies. And one of the companies actually has an underwriter that comes to our office you know, three days a week and underwrites the loans themselves.
So the buy back is virtually zero. As long as there’s not fraud on that loan, we don’t take it back. The other investors have a range where we see that they make a payment in 60 or a payment in 90 days.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

But again we use on the other investors; we use some of their automated models that we use to underwrite it. And as long as they make the payments in 60 or 90 days we’re out. And all this excludes, if it’s a fraudulent loan then we end up with the back like any loan.
Louis Feldman: Thanks Donn. I wanted to ask you on, you mentioned you’re going to add some new offices. I know the company is on adding new branches but obviously you’re going to do some loan production offices. Wanted to know where those would be and then in terms of productional staff, what you have now and what you’re planning on adding in the next year or so.
Donn Costa: We have about 145 loan originators right now and then our next rule staff is going into Northern California with this (Nulma) Acquisition. We would expect that we’re probably going to increase our origination staff in the 25 percent range is the, what the goal is.
We’re doing some recruiting right now in Spokane. They have a couple small branches that we hope to build up quite a bit. You know, substantially more than today. And overall we get this (Nulma), we take advantage of any opportunities we see so we have a great originator and then Utah or anybody else. We take advantage of that.
But overall we have room within the branches we have to help our current people do more in loans and also some space to recruit into those existing locations. So you know our company’s been a small company so our market shares in most locations is fairly small. So we have, we don’t necessarily need to go to a whole bunch of other cities and a bunch of other states than we are right now, but Northern California will be something that we want to push hard on.
Harold Gilkey: The last question for brief, (Mike).

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

(Mike): Can you remind us what you’re doing with the servicing? Are you selling retained, released? How large is the portfolio?
Donn Costa: We’re selling everything servicing released. Now action does have a servicing piece to it. And when we go into the Golf trading, the Golf sales, the mandatory sales, the intention is to evaluate on the purchase price. Does it make sense for actions to retain the servicing or not?
So it’ll be kind of overall bid by bid and we’ll just have to go from there. But Golf has zero servicing.
Harold Gilkey: At this time I’d like to take about a five minute, at this time I’d like to take about a five minute personal relief break. Grab a cup of coffee. Donn will be available here. We won’t give him any relief. Back in about five minutes.
If I could reconvene the meeting. At this time, I’d like to reconvene the meeting and move to what we fondly talk about in our company as the real 800 pound gorilla. And we’ll spend some time talking about Sterling Savings Bank and the units there.
And I would tell you that Bill and I, when you look at the pictures back there, 20 years ago, Bill and I weighed exactly the same as we do today. Bill?
Bill Zuppe: I’ve been introduced by a lot of people in a lot of different ways. I’ve been called lots of things most deservedly. But 800 gorilla, 800 pound gorilla herald is a little bit too much.
A little earlier during the break, Lou Feldman suggested that, said wow this is like attending the Prairie Home Companion after having listened to Dan and Harold on the conference calls over the years and I told him I was going to have to work on my eyebrows a little bit to get up to the (Garrison-Keater) level.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

I want to talk about a number of things with you this morning but the first thing I’d like to say is that for all of us in the Sterling family, this past 20 years, the anniversary of our joining NASDAQ has truly been a great experience, for Harold and I and certainly for everyone in the Sterling family.
We’ve experienced success and growth far beyond our own original expectations. And I must tell you we’ve always had the vision for Sterling to become truly the leading community bank by all measures in the west.
I also believe very strongly and my guess is most of us in the room share this feeling, that you judge people by what they do, not by what they say. And so over the course of the year, over the years, we’ve had a pretty good pattern of growth, whether that be growth in the size of the company, growth in our market capitalization or growth in our earnings.
And I would hope that we all leave this meeting today with some sense of anticipation that the pattern of growth that Sterling has enjoyed over the past 20 plus years will continue into the foreseeable future.
I think it’s really important too that we take a look at Sterling from something that really doesn’t show on the balance sheet in an absolute sense. Those of you who have heard Harold or Dan or myself or other members of our management team present in the past, you’ve heard the term hometown helpful.
Hometown helpful is who we are. It’s our theme. It’s real. It works. It brings everyone in the Sterling family together and it drives virtually every one of the performance matrix in our company.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

As already described in an overview by both Harold and Dan, 2006 was truly a great year. Now originally I jotted down a banner year but for those of you familiar with the northwest, we decided banner would be replaced by the word great year. Hope you understand.
It truly was a great year. And it was primarily driven by the success and growth of Sterling Savings Bank. We set records across the board and I’m obviously very pleased with our performance.
You know, in spite of or because of the distractions we had in dealing with the integration of mergers, and there were three over the course of the year, I’m especially pleased to share with you the organic growth we enjoy which truly demonstrates the value of our integration teams and how they’ve managed to keep our production folks on a forward moving process.
Later, I’ll share with you a little bit more about the momentum and the plans for the bank going into 2007. Now here’s that term again, while Sterling Bank is the 800 pound gorilla, it’s not me, it’s the bank, in the Sterling family, I want to share with you briefly the performance and the role of three of our operating subsidiaries and how they contribute to the overall performance of the bank and Sterling Financial.
I’ll talk about each of these independently in just a second but I think it’s important to recognize that in addition to the traditional commercial and retail banking activities at Sterling, we have three very focused businesses that also exemplify our core values of hometown helpful.
With INTERVEST, Action and Harbor, we are able to offer so much more to our customers than traditional banks do. First to report to you today is INTERVEST. INTERVEST is our commercial and multi-family real estate lending group.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

This company is led by John Harlow. John’s been with the Sterling family when he joined us to establish INTERVEST way back in 1987, but both Harold and I have known and worked with John dating back to 1977.
This company focuses on income property lending and mortgage banking providing a source of B income. And through this group we multiply our customer relationships far beyond the banks balance sheet. We’re very proud of John and his team for in 2006 they originated over $1.5 billion in loans.
About three years ago, we made some significant inroads to the brokerage side of the mortgage business and we are now a preferred lender for a number of life insurance companies around the company, and more recently we’ve strengthened relationships in this market and have increased our servicing portfolio which provides a great source of fee income to Sterling Financial.
During 2006 we acquired Mason-McDuffie. For those of you not familiar, Mason-McDuffie is probably the diamond in terms of brand in income property mortgage banking in the west. This company is headquartered in California’s bay area and it enjoys a phenomenal reputation in the marketplace and we’re pleased to have them onboard and a part of the INTERVEST and Sterling family.
As you see here, represented by the larger dots or circles, you can see that INTERVEST has developed and is developed their presence throughout the western states. In this chart you’ll see that the total production numbers on the top include our broker business and you can see that we’re continuing to evolve this line of business.
Similarly and most noticeably to me is that the loan servicing portfolio which was almost zero just a few years ago now exceeds $1.5 billion. Looking ahead in 2007 we expect INTERVEST to continue it’s strong growth, to take advantage of a full year of production from the Mason-

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

McDuffie team and as well capture some synergies with our new team of bankers in Sonoma, California.
We plan on enhancing our production force throughout the west with additional resources focusing in California going into 2007. We entered the year with a full pipeline and expect record year loan originations. We plan to expand our relationship with our insurance companies and expect the servicing portfolio to correspondingly grow.
And in fact our business plan calls for about a 25 percent increase in overall loan production for the year. Excuse me, 25 percent increase in the loan servicing portfolio for the year and fully about 40 percent increase in production for the year 2007.
And it does indeed give us confidence to the start the year with the quality of people I’ve describe through the acquisition of Mason-McDuffie, our presence in Northern California through Sonoma and a full pipeline doesn’t hurt.
The next company I want to describe is Action Mortgage Company. With the acquisition by Sterling Financial of Golf Savings Bank, Harold described this earlier but basically what we did is we took the strongest core competency within Action Mortgage Company, that is residential construction and development financing and took the piece that was at Golf and integrated that with Action.
And at the same time as Harold and Donn have both described, we did the same thing with the loan originations moving from Action to Golf. And we look at that very clearly as taking advantage of our core competencies in both areas. I also would suggest to you that it allows the people in both of those organizations to focus on success.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Action is led by Jim Kirschbaum. Jim is a 40 year veteran of the mortgage banking business and in fact we’ve known Jim since 1973. He joined us here in the Sterling family through the acquisition of a small company, Source Capital where he served as the Chief Operating Officer back in 2001.
And under Jim’s leadership in 2006, we had record originations of construction loans at Action totaling at about $1.4 billion. And you know there’s been a lot in the media lately about the so-called residential real estate loan real estate housing bubble.
But I must say our experience continues to reflect outstanding asset quality. Harold and Dan both alluded to some of our credit quality issues a little earlier being extraordinarily good. But more important, we’re seeing the consistent sale of homes throughout our markets. The Pacific Northwest and Northern California continue to be attractive markets as we go forward together.
On this map, again the larger dots represent the locations of Action Mortgage Company. Action truly has a strong presence in the Pacific Northwest and we plan to take advantage of our expansions into California, particularly Sonoma to emulate that presence as a construction lender in Northern California.
One thing I would like to mention and it’s been touched upon and you’ll hear it throughout the presentations you hear today is Action is very typical of the other operating companies, too, of the synergies and the importance of relationship banking.
With Golf Savings Bank, we find that Action represents a great source of permanent loans. When the builder sells the home it’s got to be financed somewhere. And because of the great rapport we have within our organizations, we’re finding that the level of referrals of permanent loans to Golf is a valued part of their business.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And at the same time, Golf represents for Action a source of builder relationships as this being a relationship marketplace the Pacific Northwest, we find ourselves with referrals going that way as well.
And I would certainly be remiss if I did not mention the importance of Action and the other subs as a source of very valuable customer relationships coming into Sterling Savings Bank. Virtually every home builder that we do business with has a solid working relationship with Sterling Savings.
And as Dan mentioned earlier and you’ll hear it in the bank’s presentation a little later on, the importance of demand deposit accounts, transaction accounts has been increasingly important. So it’s something you don’t see on the same piece of paper too clearly but Action and INTERVEST and Golf and Harbor all represent great opportunities for us to build the key portions of the bank.
This chart you’ll see that we grew our construction loan originations by over $300 million in 2006. And if you look at that on a compounded annual growth rate, we’ve enjoyed almost a 40 percent increase in each year for the past three years.
For 2007 perhaps with some conservatism, we expect to originate over $1.7 billion in loans throughout Actions presence. In 2007 we expect to increase construction production by more than 20 percent.
Now remember the compounded growth rate has been 40 percent annually so I think there’s some conservatism built into that. And part of that is we are cautiously optimistic. The construction lending market will remain strong in the Pacific Northwest and in our new marketplace, Northern California.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

In addition to integrating the customers and employees from First Bank in Sonoma, we will be adding production resources to improve our market penetration in Northern California and again to support the cross-selling activities between the bank and Golf and so on.
The third company I want to describe for you briefly this morning is our operating subsidiary Harbor Financial. We established Harbor way back in 1986 to provide a means to focus on noninsured investment products providing professional services through licensed representatives with close oversight over again those noninsured products.
Jeff Schlenker is the leader of Harbor Financial. Jeff came to us about three years ago when we acquired (Kalama Federal). And we found Jeff to have strong skills in leadership, product knowledge and sales. And in fact it was unnatural for us to name Jeff very recently in December as the president of that company.
Harbor is our financial planning expert. It provides hometown helpful financial expertise and guidance to our customers throughout the banks delivery system for both consumers and businesses. Within Jeff’s group, we now have about 30 professionals who service our customers throughout the network.
At the end of 2006, Harbor had over $700 million in assets under management and that’s after a record year of production of about $160 million in investment products. In this next chart, we’re please to report that our assets under management have grown 52 percent on an annualized basis sine 2003 and now total over 700 million. Obviously, we expect this trend to continue as we expand our market presence.
For 2007 we plan on bringing on additional financial advisors to support our growth and offer these valuable services to our newest customers. Like all the subsidiaries, Harbor plays an

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

important role in driving business to the other operating units of the bank, particularly their interaction as you can probably see with our high network and private banking clients.
In fact, some of the more important measurable initiatives for the coming year are to help grow deposits and loan balances within the bank. By the way, we also expect our assets under management to exceed $1 billion by then end of 2007.
So that kind of completes the profile of our three operating subs and now I’ll turn back to the 800 pound gorilla and again that’s the bank, not me. At this point I was going to introduce to you Heidi Stanley. Heidi is our Vice Chairman and Chief Operating Officer of the bank. She’s been with us for over 22 years and in addition to her role as Chief Operating Officer, Heidi does a great job in providing community service by way of example.
She’s the current chair of the Spokane area Chamber of Commerce and just prior to that served as the chair of the Association of Washington Business representing business issues across the state. And she also serves as the director of a public company, our local utility Avista Corporation.
And the last thing I’d say about Heidi is that in 2006 we’re very proud that she indeed received some national recognition being named as one of the 25 most powerful women in banking by US Banker Magazine.
Now I’d like to turn the program over to Heidi right now, but as everyone in this room we’ve talked a little bit this morning, we’ve had some transportation difficulties getting from the west coast to the east coast. And so Heidi got trapped. She’s not with us here today. She’s here in spirit and I hope listening in on the conference call.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

So let me carry forward and share with you some more direct comments as it relates to Sterling Savings Bank. And I’ll begin talking about vision. Vision is very important in any organization and our vision is driven by the very simple statement that it’s the objective of Sterling to truly be the leading regional community bank in the west by all measures.
That’s a vision we all share at Sterling. Our organization is aligned and very focused on this vision and it isn’t just about size. The customer cares more about receiving the appropriate personalized service as they do about products and price. That’s what we call hometown helpful.
By all measures which would be of interest to everyone in this room and on the call includes things about how we measure against our peers. How effective are we indeed at delivering hometown helpful service and is the pace of improvement in our financial performance satisfactory?
We spent a lot of time within the company in communicating to each and every person in the Sterling family that they understand and will help us execute on our vision. As we look forward specifically to 2007 we see a continuum of the things that we focused on for many years, building value for our share holders.
By demonstrating measured improvements in our financial performance year ratios year in, year out and at the same time striving for a 15 percent organic growth year over year. By building value for our customers by delivering quality products through different channels and to that, that means meeting the customer where the customer wants to be met and using exceptional service, again hometown helpful.
Building value for our communities and exhibiting the hometown helpful spirit in every town that Sterling does business through the outside activities of the people of Sterling. You know, it’s really tough to call yourself a community bank if you don’t have a direct link into each community

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

and each market that you serve. And we accomplish that by offering both financial and the non-financial resources of Sterling to each and every community.
Also important in our equation is building value for our employees, focusing our efforts to be the very best bank to work for. This means paying keen attention to development and succession planning, training our folks, the retention mechanics. The things like benefits, incentives and salaries and recognition are so important if we indeed will continue to be successful in our goal of building value for our employees.
Building values, whether for the shareholder, the customer, the community or the employee much translate into the metrics by which we can measure our progress by being able to balance and growth is a real key.
Today you’ll hear some specifics from our team relating to top level goals such as deposit growth, we’re establishing a target of 12 percent internal growth rate for core deposits. Loan growth, significantly we’re seeking to increase by over 20 percent our C and I lending in the coming year. Fee income, we expect to grow our fee income by a fully 26 percent in the coming year.
And all of this has to happen in part through focusing, well that’s just the way my voice is. It may hurt you but it doesn’t hurt me, so. Sorry about that.
I just wanted to mention, too that our top level goals are, we’ve really got to focus on our key geographic structure within our company. And you can look at that from many ways but the four keys that management has identified in this business plan and I expect it’ll stay there for some time to come is logically the Seattle marketplace, the Portland, Oregon marketplace, our presence in Southern Idaho and Boise, Idaho now.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We’ve got a great lift from the acquisition of First Bank Northwest. And certainly last but not least, Northern California. People are also the key. Building a team that accommodates change and is committed and accountable and lives and breathes hometown helpful is what we’re about.
So what are some of the initiatives tied to performance improvement and aligns with our vision. Getting the best people takes into account that happy employees, this is really complicated now if you want to write this down. Happy employees equal happy customers equals happy shareholders. Pretty high tech.
Well I must say I really believe we do walk the talk when it comes to career path development, skill development of our people. Providing staff with great tools to be successful is also critical and it can be costly.
Providing management information and best of class products distributed through a variety of business channels goes a long way to increasing employee productive capacity. I think back at just the evolution of the products and services that we offer over the last four or five years whether it be treasury management services or ability to provide indirect financing to automobile dealers and so on.
We recognize that accelerating growth of core deposits is probably the most impact way to increase our margin and contribute to our successful future and of course growing loan balances but with a focus on business and commercial lending.
In this chart, this is a functional description of how we’re structured at the top within the bank. We are organized to maximize our productive capacity. And I’ve highlighted some of those areas for you and you’ll hear more a little bit later on today.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Leading, reading from left to right on this, I’d like to describe for you quickly the credit administration effort is led by Steve Page. Steve is actually the first person that Harold and I hired when were organizing Sterling and as you’ve seen from the numbers before, we started with a grandiose total of total assets of $2 million and now we’re north of $10 billion.
When we opened the door, Steve was the loan officer, the collector, the loan clerk and yes, we had him doing some janitorial work, too. But over the years Steve has led the charge which he’ll describe for you in greater detail in developing a tremendous credit administration effort at Sterling.
The next name I describe for you is Nancy McDaniel, another Executive Vice President. And Nancy is our Portfolio Manager which is an increasingly complex job but it focuses back on simple objectives which she’ll talk about. Nancy’s typical of many people in the Sterling family. She joined us a number of years ago as a private banker as a loan officer and over the course of time, we’ve seen great progress in her career and growth.
The next chart, the next position you see is one that’s vacant for right now and that is the Loan and Product Production, essentially the Production Manager for the bank. We have a search underway to find the right person.
In the meantime, the bank is performing very, very well through three territorial managers that are helping us get that job done. And then next we have Ezra Eckhardt who is our Executive Vice President and Chief Administrative Officer. And Ezra will describe some of the things that he does here in just a little while.
And then finally the other name you see on there is Carol Mangan who is our Executive Vice President for Commercial Banking and she will present to you in just a moment.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We organized to provide great functional focus. And the primary focus of the retail bank is on deposit growth as well as other consumer products. We’ve realigned the management in the key markets, focused our branch folks on that hometown helpful relationship banking and again, insisting on strong ties to our communities.
And this next chart, this describes how our deposit mix looked at December 31st. Everything you hear today relating to deposit growth will center around increasing core deposits, that is checking and money market accounts, and decreasing our reliance on wholesale funds.
We think we’ve got a great business plan for 2007 and it’s pretty much summed up in one little phrase, the year of checking. Why is that important? Well it’s important that we’ve put this tagline on to begin with because we believe it’s important that every employee of the bank have toppled mind awareness. That that’s the key thing that we need to accomplish to our future.
There’s experts in this room that understand this equation as well as we do but the challenge of funding a bank has never been more important, particularly with the flat yield curve that we’re facing today.
And we’ve identified four key aspects to our deposit growth plan. And it starts with get more and keep more. This entails as I talked about earlier, getting our people focused on the fundamentals of deposit growth, emphasizing the need to increase our cross-selling, emphasizing the need for new customer acquisition and emphasizing the need for existing customer retention.
We are working on and continuing to improve in implementing ways of monitoring our progress, particularly in managing account attrition. We’re working on providing cross-selling and value added deposit services to gain a greater share as sticking as a very wallet in our marketplace.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We are ensuring our pricing strategies support deposit acquisition and deposit retention and we also have, we worked on special plans to retain and acquire deposit portfolios through acquisition.
The second has to do with market penetration and expansion by penetrating commercial deposit opportunities through our excellent treasury management services, continuing to reduce the number of single service loan households and deepening the marketing penetration with our subsidiaries, INTERVEST, Action, Harbor and our sister company, Golf.
Continuing to build Sterling’s brand awareness throughout our footprint with particular emphasis on the commercial segment and identifying and targeting emerging customer segments and virtually expanding our traditional brick and mortar footprint through such things as healthcare savings, remote deposit capture and merchant services.
The third revolves around product and penetration being addressed again as a focus on core deposit, filling our product pipeline and aligning with our customer’s needs, implementing effective measurements and data reporting, developing product promotions to achieve greater penetration, simplifying our mix of deposit products, streamlining sales and implementation processes and increases our employees uses and knowledge of products.
It sure helps to sell a product if you’re a user of that product. And then finally improve retention. Said another way, stop the leaks. It’s all about discipline. A couple of things we have done and are looking to do is implement again, the effective monitoring tools to better manage discretionary fee wavers and revenue leaks and to improve revenue integrity by automating collection of fees and systematic controls where feasible.
So that’s just a little bit of a profile of the things that are going on in the retail bank and at this time I’d like to introduce Carol Mangan, our Executive Vice President for Commercial Banking. Carol?

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Carol Mangan: Good morning. Thank you, Bill. My name is Carol Mangan and I’m pleased to be here this morning. After 21 years at a large national institution, I joined Sterling in November 2001 as part of the initial team assembled by Bill and Harold to establish corporate banking.
I’m pleased today to have this opportunity to provide an overview of Sterling’s commercial banking group. During my presentation today, I will focus on three main areas. First some historical highlights of the commercial banking group, secondly an overview of the groups structure, strategy and objectives and third, a summary of our outlook for 2007 and beyond.
So first of all some historical highlights of the commercial banking group. In 2006, Sterling executed a strategically focused change and realigned the banks major production groups into two segments, retail and commercial. This strategy involved transitioning away from a geographically based structure to a functional focus along business lines.
Within the commercial banking group, this resulted in the identification of four distinct lines of business, commercial banking, corporate banking, correspondent international banking and private banking. Each of these business units had previously existed, however reporting lines were not uniform and collaboration could be blurred.
Following the strategic realigned and selection of key division managers, greater definition and focus was created for each business line. Here you can see a summary of each divisions market focus, target loan size and customer relationship profile.
In brief, the commercial banking division focuses on smaller, middle market C and I companies with credit needs up to approximately $5 million. In our corporate banking division we focus on larger middle market companies with credit needs greater than $3 to $5 million.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Correspondent banking focuses on providing deposit services to other financial institutions. It also handles our loan participation and international banking functions. And finally our private banking division focuses on providing credit and depository services for high net worth individuals and professional corporations such as medical and legal businesses and accounting firms.
Throughout the realignment, employees expressed support through their continued strong production results in Q3 and Q4 of 2006, achieving 30 percent year over year growth in both commercial loans and deposit balances.
To summarize this first section, the strategic focusing of the commercial banking group supports Sterling’s continuing objectives to grow and grow earnings. The emphasis on commercial production reflects the banks objectives to increase the commercial and industrial or C and I composition of its credit portfolio.
Growing this segment will result in an increased net interest margin and enhance the profitability of the company. These C and I relationships include higher margin, adjustable rate, working capital operating lines, equipment lines and asset based revolving lines of credit along with owner occupied term real estate loans.
These full service relationships also include the operating deposit accounts of the borrowers which are lower cost transaction deposits generally partnered with fee income producing treasury management services. The strategy for accomplishing these objectives is more fully outlined in the next section.
So secondly I’ll speak about the commercial banking group’s structure and strategy. This slide is a depiction of the commercial banking group’s organizational structure. Each of my division managers has a high degree of expertise in their particular line of business.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

My leadership team possesses over 130 years of aggregate banking production experience. Within each division production personnel also reflect a high level of expertise with Sterling bankers reporting an average of more than 20 years in production.
Sterling has dedicated significant resources to two of its business lines in particular, private banking and commercial banking. These production groups are considered to have the highest growth potential as clients are more likely to maintain their business with a single bank and in fact they place a high value on relationship banking.
Customers of these business groups are less likely to be transactional in nature and often they maintain multiple banking products and services with their primary financial institution.
Part of the strategy for growing Sterling’s commercial production calls for continuing dedication of resources into high growth urban area markets. These markets include the Seattle Puget Sound area in Washington, the Portland I-5 Corridor in Oregon, Boise, Idaho and now Northern California.
As can be seen from this location map, Sterling’s strategy of emphasizing commercial production in urban markets has been successful. Growth has also been augmented by establishing commercial units in under-served markets throughout the existing four state footprint, areas such as tri-cities in Washington, Eugene, Medford, (Clamus Falls) in Oregon and other similar markets.
Sterling is uniquely positioned to be competitive because its size allows for larger loan needs. Sterling’s lending capacity also allows the bank to compete aggressively against large national banking institutions. This is a significant advantage in most markets, especially when combined with Sterling’s philosophy of hometown helpfuls and our regional emphasis.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Added to the strategic advantages is the fact that Sterling’s commercial banking production employees possess a high level of experience and commitment to their communities. The large banking institution over that past several years have migrated to a finder minder or hunter gatherer production model.
While that model potentially offers certain efficiencies, the downside is that the customers are generally solicited by a salesperson with limited commercial lending background. Once the perspective customer is engaged, they are then transitioned from the finder to the minder who may or may not concur with the original terms proposed.
This often creates confusion and frustration for the perspective customer along with uncertainty regarding who is their primary relationship manager. Sterling on the other hand offers it’s customers the benefit of working with experienced commercial bankers who are responsible for both new business development and portfolio management.
We consider this traditional relationship model another reflection of our hometown helpful philosophy. Most Sterling commercial bankers are 20 to 30 year veterans in the industry and they have transitioned from large national banking institutions to Sterling. They have brought a wealth of experience and in many cases they have brought their established account relationships with them to Sterling.
This slide summarizes then the strategic highlights of the commercial banking group during 2006. As a group, we reinforced functional focus. We accomplished year over year C and I loan and deposit growth greater than 30 percent. We emphasized C and I production while still maintaining our high credit quality standards.
This group’s results over the past few years in terms of both loan growth and deposit growth are reflected on the following charts. Here we have a slide representing the commercial group’s loan

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

growth for the period 2004 to 2006. As a note of reference, corporate banking, the corporate banking division, completed it’s fifth year of operation in 2006 and our correspondent banking division completed it’s first full year of operation.
This slide reflects our commercial groups deposit growth for the same period 2004 to 2006 and I’m particularly proud of the outstanding performance shown in our private banking division and in growing core deposits.
So finally, the third part of my presentation is to provide a summary outlook for 2007 and beyond. Going forward, the commercial banking group is well positioned for continued growth and increased contribution to Sterling.
Our production expectations for 2007 include an overall loan growth by the group in the range of 10 to 15 percent with a continued emphasis on C and I production. We expect to accomplish this growth through focusing our resources and continuing to focus them on major metro markets. We will also continue to attract experienced production personnel and capitalize on our industry expertise.
With regard to deposits, we are targeting performance and growth in the range of 20 to 25 percent with an emphasis on analyzed (non-intersparing) balances. We expect to achieve this by targeting key depositors such as property management companies, not for profit entities and educational institutions.
We will also continue our partnership with treasury management services and also very importantly, we will continue to maximize our internal cross-subsidiary referral with Golf, Harbor, Action and INTERVEST.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We are expecting to see fee income growth in the range of 15 to 23 percent in the commercial banking group. This will result from increased speed generation commensurate with our loan and deposit growth and also continued emphasis on our sale of treasury management services.
Accomplishing these objectives we will be supported by several other factors not listed on the slide. I would highlight these as being first of all the high level of experience of the division managers, line managers and production personnel in the commercial banking group.
Second and very importantly, we have a strong, collaborative relationship, which exists between our production personnel and our credit administration group led by Steve Page. Next, we will continue to have a better alignment of our commercial banking incentive plan, which is our variable pay component with company and shareholder objectives.
We will be paying a higher reward for higher margins, CNI business and lower cost transaction deposit gathering. Our objectives will also be supported by our uniquely positive position within the marketplace as a large regional bank, combined with our hometown household relationship approach to commercial banking.
And finally, we’ll support our objective by the increased synergy, which has been created among the four commercial product divisions and with of the sterling subsidiaries. Among the challenges, which the commercial banking group will face going forward, are a continued tight market for attracting experienced producers, the pricing irrationality, which occurs both for customers and for personnel and unforeseen economic impacts.
To prepare for the eventual transition of the baby boomer workforce into retirement, Sterling is embarking on several initiatives in 2007 to ensure continued development of our people. Among these initiatives, is the creation of Commercial Banker Training Program, which will result and the training and development of new commercial credit analysts and junior commercial bankers.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

This program is designed for internal candidates to reward their loyalty and the loyalty of existing Sterling employees and provide them with a significant career growth opportunity. With regards to the issue of pricing irrationality, which impacts on employee recruiting, management in the commercial banking group will continue to emphasize the personal career growth opportunities, which Sterling offers to its employees, particularly as the bank continues to expand in to new markets?
With regards competitive pricing influencing new customer business development, our emphasis will continue to be in value and the benefit of banking with a regional bank, which remains focused on responsive service and hometown helpful values.
By maintaining these principals, Sterling and the commercial banking group will continue to support the company and shareholder objectives in the years ahead. Thank you very much for your time and attention.
Male: Our next presenter this morning is Ezra Eckhardt is our Executive Vice President and Chief Administrative Officer. Ezra.
Ezra Eckhardt: Good morning my name is Ezra Eckhardt and I’m the Chief Administrative Officer. Before I get started this morning, I wanted to just impart a few comments. The first one is I want to get my drink order in with Donn right off the bat.
I’ve worked at Sterling for about 2.5 years, and before that I worked at a series of much larger corporations and held a variety of different roles. And one of the things that I hope you take away from today is the fact that there is genuine sincerity with the leadership team here at Sterling Savings.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

My experience over the course of the past 2.5 years has been one of great unity of effort. And many of the things that I think you see today are reflective of how our corporate actually functions on a day-to-day basis.
The last thing that I’d like to say before I get in to some of the specifics, is that I’m happy to say that I’m the last presenter before your next break and several of the people before me have left a large chunk of time, so I promise I will be out of here by at least four o’clock.
So, with that what I would like to do is talk about some of the details around who the supporting teams are at Sterling, and we’ve heard from a lot of the major production units all ready. We’ve heard some of the details around action and harbor and golf and INTERVEST and carol’s given us a nice overview of the commercial teams.
And in my mind, the role of the support teams are to directly support the efforts of those production teams on a daily basis. The support teams at Sterling administer to every operational and administrative function at Sterling.
Generally, our support teams are broken down in to two groups. The first group focuses on the technical pieces. We have information technologies, item processing, asset review, the production support team, our net banking group and our customer service center as well as compliance.
On the administrative side, we focus much more on the human element of our business. And there we have our marketing team, our training team our communication team, our human resources group and our facilities team.
As we heard about the production teams, they’re responsible for generating revenue and for really moving our business forward into the future. And when I think about the production teams,

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

I really think about them being the heart and soul of our business. They’re the life flood that allows us to continue to grow as we move forward in to the future, but they’re also the arms and legs that propel us forward on a daily basis.
And in order for our heart and soul and our arms and legs to be effective, we have to have great sensory organs and we also have to have an integrative central nervous system, and that’s really where the support teams come in to place. And on the sensory side, we’ve got a great HR group that concentrates on our feeling inside of our organization and setting our employees up to be successful.
We’ve got an exceptional marketing team, that keeps us in touch with our customers and allows us to see what is going on within the marketplace. In terms of the central nervous system, we have an absolutely integrated infrastructure built up around our item processing and our information technology systems to support the future growth of our organization as we move forward in to 2007.
So, without the support teams, it wouldn’t matter how much energy or soul or production teams had or how strong our arms and legs were, if our central nervous system and our sensory organs weren’t working.
So, really I think that exemplifies the team work that we have to have to be successful. Every single person in the support organization understands that their primary purpose is to support the production teams in being effective.
So, as our production teams establish a hometown helpful relationship model with our external customers, our support are establishing that same hometown helpful model with our internal customers. In order to get an example of how that process works, I’m going to look at two different business processes in our business.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

The first one is our product management process. What we’ve seen over the course of the past several years is Sterling’s expanding its product portfolio to line up to the needs of the marketplace.
And to do that, about two years ago, we created a more robust product management life cycle. And this product management life cycle is overseen by Brian Reed who is the Senior Vice President of our Product Support Group, and it is not a single team that allows that group to be successful.
We have involvement from treasury management services from our portfolio team, from our treasury group, from the production teams, and each of those people come together to identify new market opportunities and customer needs.
This Product Support Group focuses primarily around consumer deposits, commercial deposits, fee income, consumer loans, commercial loans, and our treasury management service activities.
About two years ago Sterling made a very large investment to create a Treasury Management Services Group, and identify resources within our organizations that could more specifically focus on the generation and support of commercial deposit activity.
Our product support team functions through a stage gate process, and the committee oversees a we’ll-orchestrated set of activities that are designed to pole needs from our customers, monitor demands from the marketplace, cycle those through a generation of activities in order to maintain a better product lifecycle.
The second area that I’d like to look at in terms of our processes really concentrates on our strategic planning activities, and Sterling put this huge amount of effort in to our short-term and

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

long-term planning model. The outcome of this model, we’ve seen several people all ready talk about in terms of the four strategic initiatives, that we’ve identified for the year 2007.
When we think about those four strategic initiatives, it really boils down to finding the best people, giving them great tools, so that they can grow our core deposits and increase our loan balances. Carol has all ready talked to us a little bit about the loan balance piece. We’ll hear some more on that a little bit later this morning from Steve and from Nancy.
Bill stepping in for Heidi has talked a lot about our increase in core deposits. What I’m going to do is talk on the people and tool side, and these are the two initiatives that the support teams take the most responsibility for. As Bill elaborated a little bit earlier, our business model boils down to this notion of happy employees, happy customers and happy shareholders.
And in my mind the employee group is the foundation for that model to be successful. As we think about employees enjoying their jobs, really liking to come to work every single day, knowing that they’re taken care of in terms of the succession plan, knowing that they have a training model that allows them to be successful in the future, they pass that on to the customer base.
Customers like to do business with us, they know that they’re getting great value through our hometown helpful model, and they’re willing to pay us for the great services, that we provide to them, and because our customers are willing to pay us for that value, we can pass that on to our shareholders in terms of increasing profitability and growth in our model.
The support team, has identified these two key initiatives around people and tools to focus our effort. And if you look specifically on the people side, we are concentrating on how we’re going to make our employee base more successful as we move forward in the future. All ready in the year 2006 we’ve seen significant improvement in our ability to bring great employees in to our organization.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We saw a 50 percent reduction in the cycle time to staff open positions, we saw a 67 percent reduction in the number of positions that were open across our organization, but most importantly we saw a decrease in the turnover rate of existing employees, and one of the key pieces that we’re going to continue to concentrate is creating that great model where people love to come to work every single day.
So, as you saw on the very first page, supporting our idea of being the leading regional commercial bank in the West by all measures, we want to be the best bank to work for in the West, and making our employees understand that we do value their activities on a daily basis. And I think you can see that in our succession model.
Over the course of the past eighteen months, we’ve really beefed up our activity to create a bench strength of employees inside of our organization that are ready to move in to leadership positions at every level of the organization. And that doesn’t start with Harold and Bill’s position and move down, it starts with branch managers and customer managers and moves up through our succession plan.
On the tool side on the tool side, we’ve put a lot of energy in to building out our product management system as you’ve all ready seen, but we’ve also created some exceptional delivery systems that really concentrate on providing value to our customers. And due to our delivery system success, we’ve seen enormous impact in terms of our fee income in 2006.
On the fee income side, we’ve all ready heard from Harold and from many of you that have listened to the phone calls over the course of years. We live by a real specific model of creating a relationship with our customers that allows us to take a deposit from them, to make a loan, to somebody else, to charge a fee for the great services that we provide and to manage our overhead.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And if we can do those four simple tasks together, we have a repeatable and reproducible banking model in place. The piece that I’d like to emphasize for the next couple minutes is around fee growth. We had fee growth in the year 2006 that was in excess of 24 percent, we had fee growth in specific categories that was well over 30 percent in several areas.
Our fee income in the year 2006 concentrated primarily in two different areas. On the retail side, we saw an increase in transaction account fees, primarily due to our balance shield program. Balance shield brought in about 34 percent more fee income in the year 2006 than we had in the year 2005, and that was due to some major adjustments that we made and how the balance shield program worked.
Additionally we put a lot more emphasis on our business customers and our ability to provide great services for them through our corporate net banking feature as well as a rollout of lock box, ACE (ach) and remote depend capture. As we look forward in to the future, we have to identify sustainable sources of fee income and diversify our fee income. And to that we focused on a program of continuous improvement.
As we look at out business model for 2006, and 2007 we’ve identified many opportunities to important our business processes. The support teams have the responsibility to maintain the support processes across our business group and everybody in this room I think has experienced over time, people have an amazing knack to make things complicated.
And part of our job as the support teams is to identify those complications inside of our business processes and simplify them from our producer’s point of view and from our external point of view.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

In my mind, life is complicated enough, we don’t have to burden it with excessive bureaucracy in our business processes, and if we can make out business processes line up through our customer’s needs, everybody is going to be a lot better off in the long run.
The support teams have the ownership for that within our current business model. And a bad business process beats a good person every time. It doesn’t matter how hard one of Carol’s bankers works to seal a deal and bring in a great relationship if we can’t support that with loan servicing processes and credit administration processes to allow those deal to be done simply and effectively the first time, those customers aren’t going to like to do business with us.
So, in support of our hometown helpful business model, the continuous improvement activities are instrumental in shaping the direction of the organization as we move forward in to the future. In the year 2006 we concentrated in three basic areas, the first one, was around our lending processes with the support of Steve Page’s group have implemented streamline credit approval activities.
And this doesn’t take away the decision making from the credit teams or lessen the important impact of the production groups but allows those activities to happen in a much more efficient fashion. The second area that we concentrated on were operations and we’ve gone through many of our different operations functions from our ACH to our check processing to our branch administration areas and identified opportunities to efficiently and effectively improve those business processes.
As an example of that the piece where I personally saw the biggest change over the course of the past year was an ACH on boarding and we saw a 90 percent decrease in the cycle time to bring in new ACH customers. If you look across the industry, it’s not uncommon to see ACH on-boarding in excess of 20 days and we are currently down under two days for that.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And then the last piece that we concentrated on for 2007 was around administration and our various different employee support activities. So, these same things occur like the creation of the succession plan. The simplification of our employee staffing programs and really trying to decrease the HR burden that is seen by our managers.
As we look forward in to 2007, I think you’ll see our efforts around continuous improvement start to pay additional dividends in terms of our fee income. We have established a goal of increasing our fee income in excess of 26 percent in the year 2007.
And to do that we are going to concentrated our efforts in to two key areas, again establishing a robust fee platform to support customers and I’ll talk in a little bit more detail in a couple of pages here about some of the specific impacts that our commercial customers will see.
As we look in to 2007 we are going to see here again, the cross functional role of our period management team combined with our production support team, in order to generate new and robust sources of fee income. If you look on the strategic initiatives for 2007, you’ll see some additional activities that we’re concentrating in around people and tools.
We’re continuing to build a stronger staffing organization and we’ll see much more formalization around our succession planning. I think we are going to see much more detailed activities in terms of our career path, in terms of our banker training and in terms of our ability to provide training that specifically allow our employees to be successful.
On the measurement side in terms of product management we’re going to see the rollout of new products that are specifically aligned to our customer’s needs around remote deposit capture, credit offering, debit card offerings, and concentration on sales management training.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Specifically talking about one of our best products that we have rolling out in the year 2007, I’d like to take a couple of minutes to talk about Remote Deposit Capture. Remote Deposit Capture is covered by lots of different banks around the country right now and we’ve seen huge success in the year 2006 with this product, with just over 200 customers active we’ve taken in well over a billion dollars in new deposits.
In the year 2007, I expect to see in excess of 300 percent growth in the number of customers that we have using the Remote Deposit Capture. For those of you that aren’t familiar with how a Remote Deposit Capture works, we’re going to take a check scanning device and install that at our customer base.
Many of our customers are currently bringing in, in excess of 50, 100 sometimes thousands of checks per day. This allows them to realize their deposits much more quickly without having the workload of bringing those checks in or managing deposit activity.
Many of our competitors are actively rolling out Remote Deposit Capture at the same time. The piece that we have noticed in head-to-head competition against many of our competitors is that our process has a lot more feature functionality, it’s much more robust, we have a Web based offering as well as a physical installation offering, and because of that combined with our overall expertise around Remote Deposit Capture, we’ve been able to beat our competitors in every head-to-head competition that we’ve had.
I think that’s really a testament to the leadership of Kade Peterson, and (Dave Herbison) in establishing the right partnership model between the production teams, represented by (Dave Herbison) and the support teams represented by Kade Peterson. Similar to the Remote Deposit Capture system, we are deploying a (TeleCapture) in the year 2007 across our branch network.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

(TeleCapture) is instrumental to the future of Sterling because it allows our customers to again realize faster deposits but more importantly it allows our employees to concentrate on creating the hometown helpful atmosphere for our customer base. If you look at the banking industry as we move forward, 2007 I think, represents a really transformational year.
It’s the year that many banks are going to start to realize the full value of check 21 inside the workplace. By the end of the year 2007 we will have roughly 30 percent of our branches that are live on the (TeleCapture) system.
And again for those that are not as familiar with how (TeleCapture) works, we will have a check scanning, device at each of our teller stations, so when a customer comes in we won’t take a depend ticket anymore, we’ll scan all of those items directly from the teller station, they’ll be live in image network and they’ll get traded that same day.
Sterling has spent a huge amount of time investigating exactly how we want our (TeleCapture) to work. Over the course of the past 18 months we’ve done a very extensive due diligence and examined the four or five largest players within the industry.
As we roll this out in the year 2007 we will be, we believe the first bank in the United States to go live end-to-end on the image network. So that image will be live from the time it’s taken at the teller line all the way through the time that it’s cleared.
Currently we’re clearing more than 65 percent of our images electronically. That electronic capture will no longer happen in our operation centers but will happen directly at the branch level. And why is this important?

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

From the production team’s point of view there’s a lot of activity that’s involved in taking those transactions on a daily basis, and we can then focus that activity instead of processing the transactions and focus it on creating that hometown helpful atmosphere for our customer base.
The process of taking a transaction inside the branch will occur much more quickly. We’ve all ready seen value in our deployment of (TeleCapture) and Remote Deposit Capture in our integrations of Golf Savings Bank, Mason-McDuffie and FirstBank Northwest.
With the Golf Savings Bank we have our first implementation of (TeleCapture) that’s been live for over six months now. With Mason-McDuffie we’ve been able to receive their deposits in California without having a branch to support those and process those deposits on a same day basis. With FirstBank Northwest we’ve picked up an infrastructure of branches that are all ready familiar with how (TeleCapture) works and are going to serve as the pilot for our rollout later this year.
And additionally as we look at how to best service the Sonoma National Bank customers with our integration, is going to start in the month of March. We’ve identified opportunities to have our (TeleCapture) system lead the charge there.
Overall, the support teams are chartered with creating a support environment that allows our production teams to concentrate on creating that hometown helpful atmosphere for our customer base.
As I look at the strategic initiative that we’ve identified for the year 2007 and our success in 2006, the support teams are going to provide us the fuel and potential that are going to allow our production teams to be much more successful as they move forward.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Personally I’m very excited about the partnership that we’ve been able to establish and I look forward to 2007 being a great year. So with that, I will hand it over to Bill Zuppe for questions.
Bill Zuppe: Thank you, Ezra. Again, we’ve deviated from the norm on these sort of events. We’d like to take a few questions now while they’re still fresh after these presentations.
Male: Yes, wanted to ask on the Remote Deposit Capture, it sounds like that may be a big piece of 20, 25 percent deposit growth expectation this year, but look at the map write-up about half of your total growth and 0:02:57.5-56 ((inaudible)) core deposits, does that manifest with you? And what’s the other half? It’s very difficult to grow core deposits, and I know you’re doing a lot of things to try and do that.
Bill Zuppe: I didn’t catch the last part of your question.
Male: Just the core deposit – the other piece that’s not the Remote Deposit Capture related, what specific initiatives are you doing relative to other banks because everyone is trying the same things to try and ...
Bill Zuppe: Yes, I think that, there’s many facets to it. One of the things that about Sterling is that we currently have about four relationships per household, and that’s a little on the low side, quite frankly. It’s up dramatically from where it was a few years ago and that involves cross selling. That involves for looking at opportunities at point of sale to add to the number of relationships across the board, but certainly to become the primary bank through that transaction account.
Ezra just mentioned his presentation as one of the cornerstones with that is improved sales training and recognizing opportunities at the front line. I talked a little bit about it and each one of the operating sups was the ability to hand off customers from Action, to Golf, and Golf to Sterling

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

and so on, so that presents a lift there, and then also you’ve got to look at it from that point of view that we do have an expanding delivery system.
I believe last year we did six (DeNoble) branches and we have a few of those planned for 2007. significantly we’re adding to our delivery system through the acquisition of Sonoma. And as we introduce products and services at Sonoma, I think we’ll find that we’ll get real traction in this area at deposit at deposit growth.
Sonoma, while it is a national bank charter, I think it’s fair to say it’s operated as a real estate bank and it has limited numbers of relationships with it’s households. Part of that too, is that we will add some electronics there. Presently Sonoma has no ATM network, so we’ll be expanding an ATM network adjacent to or as a part of that branch system.
So, Ezra’s presentation is right, a significant part of this growth will come through the remote capture and that’s been very important to us with Mason-McDuffie because we have no deliver system there, but it’s only a part of it. Does that help?
Male: ((inaudible)).
Bill Zuppe: OK.
Male: In terms of the total depend mix, could you tell us, I guess you have between the CDs in total are about 52 percent. Are all the jumbos, I guess brokered, or how much of that was brokered? And do you have a goal in terms of trying to bring this 52 percent down to a much lower level?
Bill Zuppe: Yes.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Male: And just one follow up, in terms of the Remote Capture, from the previous question, are you going to absorb those costs to roll them out? Or who’s going to eat those costs, you might say?
Bill Zuppe: Let me start with the first and I’ll probably turn the remote capture over to Ezra for comments there. In the first instance Sterling has used, jumbo CDs in general and brokered deposits in particular as a wholesale funding source. And significantly within the bank we look at as that.
You heard some comments earlier from Ezra and I shared briefly too, is that our incentive programs are designed more so today to incent the kind of performance that we want, which is loyal, retail deposits with an emphasis on transaction accounts and money market accounts, thereby through our performance there reducing our emphasis on wholesale funding sources, particularly the brokered CDs.
And I think were aligned to make some progress on that. I will tell you though, that in a growing, expanding balance sheet like Sterling, we find ourselves achieving great growth numbers in the categories we would like but proportionality gets buried just a little bit as we go forward.
Each one of our presenters today, and you’ll hear more of that a little bit later on, is indeed calling for significant growth on the liability side in the areas of most importance and the greatest value to us.
Our analysis tells us and my guess is your models say the same thing, is that the more that we do in developing the basis of demand deposits, proportionately within the overall funding of the company if that represents the greatest opportunity to improve our margin and that’s where our focus is. And Ezra would you mind handling the part on the Remote Capture?
Ezra Eckhardt: So your question on Remote Deposit Capture was – for most of our current customer installations it’s rolled in to the account analysis. So the customer is paying for it, either directly

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

through the fee with the count analysis or in the deposits base that’s offsetting the feed for account analysis.
The earlier question relative to what portion of our deposits in the year 2007 are going to come from Remote Deposit Capture, you couldn’t directly answer that really today because Remote Deposit Capture is a product feature.
So, for our deposit growth in the year 2007 Remote Deposit Capture is going to represent of piece of that, but to Bill’s earlier comments, it’s really going to be reflected in growth in our number of customers.
Currently we have about 330,000 existing customers, consumer and commercial together. We have about 25,000 commercial customers, by growing the number of accounts that we have, is the main method that we’re going to use to grow our deposit base.
Male: I noted under your cost saves, “avoidance of $200,000 of fed fees,” and I’m wondering what this avoidance is.
Ezra Eckhardt: Last year with smaller volumes we paid approximately $800,000 to the FED for processing of check clearing and in the year 2006 with larger volumes we paid a little bit less than $600,000. We expect that savings to actually continue to increase in the year 2007.
So by using the image clearing network, by not printing IRD’s and by clearing more items through the National Clearing House and avoiding the FED all together, we’ve allowed our FED charges to decrease pretty dramatically.
(Matthew): Along those lines Ezra, related to imaging, can you also maybe quantify in addition to those FED savings what it means for the back office and the timing around that? And then as a follow

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

on can you just maybe discuss the legal aspect of it, the fraud related aspect of imaging as well and whether or not that’s been all ironed out.
Ezra Eckhardt: I’ll start with the second question first. Our image collection system has a high degree of functionality around recognizing duplicate images and we’ve taken a great amount of precaution as we’ve rolled this out, both with customers and at our internal locations to make sure that check stock is destroyed and that each item that is imaged, is scanned and verified to make sure that it’s not a duplicate before it’s actually transferred through the network.
The second piece around the relative cost savings of the deployment of (TeleCapture), I don’t expect that we are going to realize any specific cost savings in the year 2007 relative to our deployment of (TeleCapture), however in the future I think there will be some large savings. The largest of those will be the reduction of our courier network.
We currently have courier network that supports our 165 branch locations plus other locations not limited to the (TeleCapture) system, but using the (TeleCapture) system as a (inpotist) to drive that courier system out, we need to eliminate our physical transfer of human resource documents, we need to eliminate our physical transfer of loan documents, but the biggest user of our courier system is currently the checks. So by implementing the (TeleCapture) system we’ll be able to lower those fees in the future.
Male: Lou.
Louis Feldman: Kind of a follow up to (Matthew’s) question. In terms of fraud and duplicate detection, how are you going to do that on the Remote Capture side where the checks may never actually come in to your branch?

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Ezra Eckhardt: Again that goes back to the Recognition software and being able to identify a duplicate check that comes through, are you saying that it’s a fraudulent check to start off with?
Louis Feldman: Either (A) it’s a fraudulent check or (B) what happens if they run a check through two or more banks machines. You know, say you have an account with two different banks, someone fraudulently runs it through two machines and claims credit on both.
Ezra Eckhardt: Yes, so, the way the clearing networks, work, is there’s actually a very large aggregate database of those items and so, Kade Peterson who runs our item processing group, is actually the Vice Chairman of the image clearing network for this year and that’s one of the big topics that they’ve addressed across all of the banks that are actually deploying to image capture solution, custom basing.
So, the items go in to the database and they’re queried to make sure that you don’t see duplicate items that are clearing at the same time. Overall I think that we will actually experience either on par or a lesser amount of fraud with the image capture system deployed, and I think that’s actually been proven out in the literature as well.
Although images will be taken at customer locations, these aren’t going out to every single customer. You know, again I had mentioned that there’s 25,000 business customers including Sonoma National Bank.
Only 200 currently have Remote Deposit Capture, by the end of next year will be something less than 1,000 customers that are using it, so we’re talking about taking our largest customers and our best customers. So, they also have some stake in the game in terms of not allowing fraud to happen.
Bill Zuppe: OK, we’ve got time for one more question before the break.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Male: Just again on the Remote Deposit Capture, having seen the back office, very impressive product. I’m curious to know, you mentioned functionality being more than competitors and with technology somewhat not being proprietary and everyone can get it, how is Sterling’s system going to be so much better than, peers now, and then can they not catch up with you at some point?
Ezra Eckhardt: The biggest difference that I’ve noticed with peers is that many people that are using Remote Deposit Capture on the customer side, are actually using a check to follow method.
And so, you scan the item in, it starts to go through the network, but the customer still has to find a way to get the checks in to the branch, and those checks have to flow through the paper network eventually to clear.
With our Remote Deposit Capture system we don’t have check to follow. Everything is based specifically on the image. And in terms of our teller side or inside of our organization, again the thing that we have encountered as we’ve gone through our extensive due diligence on this.
And again, relying on the expertise of people like Kade Peterson and (Dave Herbison) who have industry wide recognition for their knowledge base we see many other banks that are actually circumventing the image network. So they’re either printing out IRD’s and they still have paper based systems behind the scenes even though it may appear to the customer that it’s taken as an image at the point in time.
And so, part of the reason why we’ve been meticulous in our rollout of both Remote Deposit Capture and (TeleCapture) systems is that we’re strong advocates of using the entire image network from end-to-end. And again it’s why we took approximately 18 months to complete our due diligence on the (TeleCapture) site.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Bill Zuppe: OK, at this point let’s take a brief stretch break and we’ll call you back in seven or eight minutes. Thank you.
(BREAK)
Bill Zuppe: OK, let’s carry on with our program this morning; we’re actually running 15 or 20 minutes ahead of schedule which is kind of, refreshing I think. And our hope is that we can preserve that to the end of the meeting and then we’ll follow up by a luncheon and some informal conversation here.
But those of you who are on the Web cast, my hope is, is that when we finish our last Q&A a little bit later we’ll end up breaking 15 or 20 minutes early. We’ve got we’ve got some more presentations for you, next we’re going to hear from Nancy McDaniel who is our Portfolio Manager.
She’ll be followed by Steve Page our Chief Credit Officer and then finally our chairman of SFC, Harold Gilkey will take care of the closing and lead the question and answers, so at this point it’s a pleasure to introduce Nancy McDaniel, our Executive Vice President and Portfolio Manager.
Nancy McDaniel: Well, I guess it’s still good morning. Thanks, Bill. As I was getting ready to come up here, Ezra said to me, don’t break a leg. We are such a supportive team at Sterling. Well I will tell you that being this late in the day, I was warned ahead of time, that don’t let Harold and Bill see what you’re going to do and as I watched Harold and Bill and Ezra’s presentations, I’m not sure why I’m here but I hope you learn something new from my presentation.
As a Portfolio Manager at Sterling, my scope of responsibility includes the assessment and loan portfolios held on Sterling’s balance sheet. This includes strategic planning of portfolio

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

management of the quantity, the quality, the composition and the pricing of assets in Sterling Portfolio that are put in our portfolio by the bank and its subsidiary INTERVEST and Action Mortgage.
So to simplify how much of what at what price is coming in to our portfolio. And what are we going to keep in the portfolio after we do an acquisition? Steve Page our Chief Credit Officer and I are sort of sometimes like the yin and the yang on the credit side of the bank. Steve and I have worked together for over 12 years. He will talk to you about his role and I’ll share today a little bit more about my role.
I have a very strong credit background and fortunately I’m supported by a very strong investment department. Our Vice President of Investments used to work for Bear Sterns, (Dan Smith) does an outstanding job running the investment department and managing our investment portfolio.
First I’d like to highlight the portfolio strategic objectives we established last year, and some of the successes that we had with those objectives. We decreased reliance on investments and diversified the investment portfolio to include a higher concentration of municipal bonds. I will illustrate our progress in this area on another slide in just a moment.
We concentrated and achieved double digit organic long growth in commercial CNI and consumer loans as Carol shared with you earlier. INTERVEST expanded their secondary marketing capabilities significantly with the expansion and acquisition of Mason-McDuffie to achieve higher levels with the income, and it also helped minimize our balance sheet growth and mortgage lending operations.
As you’ll see in my presentation, we’ve set target benchmarks interest he portfolio to have a mix of a top performing commercial bank and the profitability of a top performing commercial bank. In

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

2006 there some positive movements in several areas. Fist asset mix, shown here, the combined loan, investments and other assets totaled $9.6 Billion as you can see it on the right.
We achieved our 2006 target by increasing the concentration of loans to investments by greater than five percent. We are well aligned toward achieving our longer term targeted mix of 75 percent loans.
While $2 billion in loan growth can cure a lot of ills I should say, while 2 billion in loans growth helped improve our asset mix, in 2006 we reduced our total investment portfolio by $125 million. Some of you in the room have asked Harold about our mortgage backed securities concentration.
Our concentration of mortgage backs securities is down four percent to 68 percent. While at the same time our concentration in municipal holdings increased to five percent of the total investment portfolio. That’s double where it was a year ago and it’s inline with our strategic objective.
Don, I may have to put my drink order in about now. This slide shows the five year growth story of Sterling’s loan portfolio. At year end, the portfolio was $6.97 billion. Now, when I say Sterling, I’m talking about SSB not SSFC now.
This is a 41 percent increase over last year. So this does not include golf. This is just Sterling, as I mentioned. This growth includes $1 billion or 20 percent in organic growth compounded with the acquisition of Golf, residential construction portfolio and First Bank Northwest portfolio, which was a more diversified portfolio.
We continue to average 15 plus percent organic loan growth with out projection for 2007 in line with its historic growth. Now as you look at the slide you see this nine percent in 2005, and one

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

of you, a few people will ask me about that later, so I will share that, this is when I say, we have averaged 15 percent organic growth, we have.
We have also executed some loan sales to somewhat reposition our portfolio and to start manage the portfolio concentration, which we did in 2005. This is the current composition of our loan portfolio as compared to 2005. Dan Byrne showed you a slide earlier, which is SSC. This is SSB.
You can see the impact in the white of the Golf acquisition in our increase residential concentration construction. The concentration peaked third quarter. Our fourth quarter first bank acquisition has the largest impact to our commercial portfolio; however, each major portfolio segment was impacted to varying degrees by this acquisition.
Portfolio mix, you’ve heard Harold talk about our objective to increase our concentration in C & I lending and I think several others today. We are – our goal is to increase our mix over time to a 20, 20, 20, 40 percent mix, which I have shown here on the far right bar.
On the left you see our 2005 mix. Followed by our current portfolio mix. Our overall organic growth plan for the next three years aligns with these targets. Obviously, as acquisition growth opportunities present themselves, we will need to adjust our portfolio plan accordingly.
Adaptability to changes in the market and changes in our organization is key to our success at portfolio management. Expect to see continued at double digit focus in C & I Lending and consumer lending. Expect to see loan sales or participation activity as tools we will use as part of portfolio management to reposition our portfolio to achieve the five year concentration target.
The math that you’ve seen several times today is presented again. This slide shows some math of our subsidiary and bank footprint, which expanded significantly in 2006. However, as you can

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

see our loan portfolio of $6.9 billion continues to be primarily distributed in the Pacific Northwest, with over $4.4 billion in Washington and Oregon.
We have only $463 million currently in California. The acquisition of Sonoma, which will be finalized tomorrow, will bring an additional $1 billion into the California market, approximately.
The $463 million we currently have in California, along with the Sonoma billion I just mentioned, is primarily concentrated in the Northern California market. This part of the state, for us, is supported by INTERVEST in Sacramento and Mason-McDuffie offices in Oakland.
The loan totals in the six states shown here comprise 78 percent of our total loan portfolio. It is well diversified geographically across the existing six states, and the additional concentrations are also well diversified geographically.
Harold only borrowed a little bit so I’m going to highlight a bit more because it’s really my job to talk about the economy and watch the economy, and watch the market trend. So, the next three slides provide some economic information on the three largest markets you just saw.
I will not read each bullet; I’ll give you a moment to read. You’re all good readers I know that. And just highlight a couple things that are of note in each market. First, the State of Washington. Unemployment in Washington State was five percent as compared to the national rate of 4.6.
Continuing a declining trend seen over the past two years in Washington State, the healthy economy. Single-family housing permits were down 19.2 percent. Multi-family permits were, however, we up 51 percent. Tremendous growth in that market.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

However, even though housing permits were down, the number of residential housing units sold in the State of Washington, was up over prior year in 2006. Helping to keep the market in balance. Supply went down, sales continued.
Seattle Tacoma services major ports to Asia; this segment is expected to grow significantly over the next 20 years. As Harold said earlier, strong performance affirms in the Puget Sound area like Microsoft and Boeing, continue to create a strong demand for additional infrastructure and skilled workers.
There positive trends in vacancy rates, lease rates, absorption rates and construction activity within the industrial and commercial segments in the Puget Sound area. State of Oregon also has seen a continued multi year declining trend, and unemployment rate is down to 5.4 percent.
The Oregon state population is expected to grow by 12.8 percent over the next five years. Single family and multi-family housing permits both were down, supply has shrunk somewhat in this market.
While Oregon housing market is showing some signs of slowing, 2006 was still a very strong housing market in the State of Oregon. And the slowing trend appears to have leveled off. High tech jobs in Oregon increased 13 percent and now account for 40 percent of Oregon’s manufacturing economy.
California, everybody is talking about rumblings in California. We are, as you saw, the slide I showed you earlier, and as I stated, we are primarily in Northern and primarily in Northern Central California. Unemployment in California was 4.8 percent at the end of 2006.
Northern California, where we have our diversification of loans, was lower approximately 4.3 percent. California saw increasing employment in nine of 11 major sectors in 2006. The two

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

obvious ones that were down, residential construction saw the main decrease, with manufacturing declining, just marginally.
California market in housing is experienced declines in new and existing home sales. Thanks Don, good teamwork. The Northern California region where our primary portfolio concentration is, it remains relatively strong to Southern California, with it strengths in financial services and high tech industries in Northern California.
Asset quality. Well, you heard Dan Byrne use the word pristine. You’ve heard Harold use the word excellent, outstanding. Our asset quality is one of our core strengths. And it remains high, as you will see on the following slides.
Our portfolio continues to be among the top performing peers in quality. The targets that you will see on the following slide will put us in the middle of the top performing peer group, if we were to be at those targets. And as you will see on slide after slide we’re below those targets.
First, our non-accrual trend. This slide shows the historic composition of our non-accrual. You can see the impact of prior acquisitions on our problem loan portfolio on this slide. Our loan losses, however, are very stable, which I will show you in a moment.
And proves our ability to manage through challenges when we have them. As you look at our most recent acquisitions, there’s a very small blip up here, fourth quarter, with the acquisition of First Bank, had very little impact and on our non-accrual.
Golf had no impact in that you’re not seeing that here, it’s showing Savings Bank. So, our non-accrual decreased by six basis points, down to 12 basis points. It’s the lowest level it was in five years. The total portfolio, 60 plus day delinquency trend for Sterling Savings Bank, it shown here.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Our total 60 plus day delinquency trend decrease to ten basis points, at 2006-year end. This continues an overall downward trend. Percentage of classified assets in the total portfolio, this is a ten-year trend or no, yes it is. It’s not a ten-year trend. I’m sorry. It’s not a ten-year trend. It says on the top of the slide it’s a ten-year trend and I’m supposed to tell you that we took a few years off. I apologize.
On percentage of classified assets in the total portfolio is also down to 50 basis points, the lowest level in ten years. Well you just saw our non-accrual, our 60 plus day delinquency and our classified asset trends, all down to historic low levels.
So it probably comes as no surprise that our loan losses are also below budget and experiencing a downward trend. And our losses are down over prior year based on our 12 quarter averages, except for the post acquisition spike in ‘02; our loan losses have been below our budget 15 basis points annually.
We have very stable loan loss performance. Given the low level of classified assets, delinquent loans and non-accrual loans, we believe 2007 will be consistent with our prior performance in this area. I’d like to speak a moment to the adequacy of our loan loss reserve.
We have supported our loan growth with appropriate with proportionally reserve and appropriate reserves. Overall, there was an improvement in our credit quality as measured by risk ratings, by delinquencies, loan losses, classified assets year-over-year.
We compare favorably to our peers in our loss allowance to our non-current loans as well as to our loss allowance to net charge-offs. Given these quality indicators for our portfolio and our peer comparisons, we believe our low loss allowance is adequate at this time.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

So, I shared with you what we did in 2006. My view of the world of portfolio manager is more than a one-year view. It’s a three-year view, five-year view and it’s sort of, ameba like, it changes, as things change in our portfolio, as acquisitions occur.
However, there are some constants. First constant, as you’ve heard several times today. In 2007 our initiative continued to support our emphasis on achieving top performing bank targets, obtain the double-digit organic commercial loan growth. Go, go Carol and her group.
They’ll do it. They’re a great team. Continue to increase the loan to asset ratio. Reduce mortgage back securities and diversify investments. Incentive plan waiting to support mix and profitability objectives. This has been done and these are being rolled out as we speak.
Improve profitability. You see several bullets there. Many of the key initiatives to drive these objectives are all ready under way. Moving our portfolio composition and our management tools to align with top performing peers. Enhance our in-house portfolio analysis capabilities.
We’re expanding our Moody capabilities in several areas, so we can do some additional sensitivity analysis portfolio analysis this year, and improve our after disposition and acquisition capabilities. What you don’t see here, is you do not see an initiative in our portfolio management aligned to credit quality. Credit quality is part of our culture.
It is an initiative that we need to have at Sterling. It’s just our culture. And Steve Page, who is going to follow me, I know up here, will talk to you a little bit about that. Thank you.
Male: Thank you, Nancy. Our next speaker this morning is Steve Page, who is our Executive Vice President and Chief Credit Officer. Steve.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Steve Page: My name is Steve Page, I’m the Chief Credit Officer of the Bank and I’ve been with Sterling since its inception. This slide indicates that I’m responsible for six reporting departments, the appraisal department, credit administration, consumer administration, Business First and FBA administration, special assets and asset recovery.
The appraisal department consists of six people ordering, reviewing and tracking commercial appraisals. Credit administration consists of ten people that approve all INTERVEST commercial real-estate loans, action mortgage, residential construction and all larger Sterling commercial and business and banking loans.
Consumer loan administration has seven people that approve all of our direct lending activity, plus training and mentoring new lenders in the field. They also administer our growing consumer loan by phone function.
Then the business first and SBA group have four employees, currently, that approve and service our small business loans, typically under a $500,000, including a product we call Business First, which is a non-SBA small business loan.
And then the Special Assets area, we have 14 people that do all the consumer direct and indirect collections, plus the commercial collection and more important in Sterling’s case, commercial work outs, which I will talk about in a minute.
And then finally, our Asset Recovery Team is staffed with ten people, concentrating and disposition in all acquired assets such as real-estate owned that we take over. The completion of unfinished homes from builders. Reposed automobiles and even the management of income properties before their sale, such as hotels or assisted living facilities that we might take back.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And also, within this group we have four people currently that are concentrating on overdraft recovery for the entire bank. The leaders of these six units have a cumulative total of 140 years in the industry. Another important part of my job in addition to the aforementioned reporting functions is to baby sit over 69,000 loans.
This sounds slightly impossible, but when a loan isn’t performing people always seem to know where to come to ask why. Before I get into the credits philosophy, I want to take a minute and talk about our approval authorities and how they’re structured within Sterling.
Our legal tier one capital lending limit is about $105 million. This slide shows our delegated in-house limit at $40 million, and our guideline for single project exposure is $20 million per project. Normally we require participations over $20 million on a project.
We, obviously, do make exceptions and for example exceptions to the $40 million house limit is comprised of a total of 20 borrowers, with committed exposures from about $40 million up to $70 million. And most of these customers are owners of commercial real-estate portfolios and volume residential builders that may have relatively large line commitments.
But the actual usage or balance outstanding, typically, runs about 60 percent of those commitments. We then have a executive credit team for approval of the largest credits in the bank, and also a loan reporting requirements from this committee to the board of directors for loans over $20 million and for loans to one borrower, exposures over $40 million in the aggregate.
This committee consists of the CEO, the COO, portfolio manager and myself. Next level of the senior committee for loan approval of individual credits, new credits, up to $5 million and up to $10 million for existing relationships. Plus the review of credit authorities system wide and policy revision and review and loan reporting for lower levels of authority.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Senior credit committee meets twice a week. Relationships can be managed up to that $40 million in house limit at the senior credit committee level. And under that we have credit teams, with specialists in each area of income property, residential construction, corresponding and commercial banking.
The teams have a lower approval threshold and the reporting required goes to the senior credit committee for review. The development of credit culture or credit philosophy at Sterling has been a pretty interesting process. Twenty years ago we would ask what our credit culture was, and I’d really never know how to answer.
In fact, for years I told Bill we didn’t have one and he really didn’t want to hear that. But as the name item applied, culture takes a rather long time to build. And what became obvious to me was that started early on with Harold, when he was on the loan committee and his philosophy.
And then to Bill and then to me. And we’ve always had a very supportive credit process at Sterling. I’ve been very fortunate because I knew that if I did my homework and believed in the decision, my decision I’d always got the support I needed to do my job.
And the same goes for my credit staff. For example, we do not narrowly define the type of loans we do. If it makes sense for the customer and the bank, we figure out how to make the loan. We have, however, tried to be more disciplined about staying within the boundaries of our footprint.
But, even that, is a challenge with the acquisitions constantly changing that footprint. So what I’ve tried to develop is a very collaborative credit process that strives the mentor or lenders. Mentoring is very important part of what we do at Sterling, because we have lenders from almost every credit culture in the west.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Many come from thrift backgrounds without commercial training, and many have come from big bank systems that seem to eliminate any creative input from the lenders themselves. We have service standards or turn around times that are generally improved upon if a complete package is submitted.
Turning a credit around within 24 hours or getting it scheduled for credit committee is the rule rather than the exception. In addition our credit approval staff is expected to spend time in the field with the lenders they support. This is to build a working relationship based on trust between the lender and credit.
And they’re encouraged, also, to meet their lenders that they support, their significant customers at their place of business. This helps to give a more visual idea of what can and should be done to service our customers. It’s very easy for credit people to say no, because that’s really the safe way to protect themselves from making that decision.
The hard thing to do is to find ways to strut your loans to meet customer needs. And at the same time, protect the assets of the bank. This tends to result in a very conscientious thoughtful approach that makes the approval process a dynamic collaborative endeavor. This approach also helps us stay in touch with our market.
Our portfolio of residential construction loans requires constant feedback from our lenders and customers in our major markets of Portland, Seattle and the Greater Puget Sound area, Boise and now parts of California.
All our major builders are providing us with monthly or quarterly inventory reports showing days on the books, homes sold and spec homes completed and unsold. And our credit approval typically limits the number of spec homes allowed at one time, and the number of 100 percent completed homes in a builder’s portfolio.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Thus giving us control on the number of new starts allowed for a given builder. Again, we’ve been very fortunate in the Northwest. Our residential markets continue to be quite good. The market in the last 18 months has definitely changed but I think for the better.
There was truly, too much irrational exuberance in the raw land business. Too many speculators flipping land for huge profits. And now that seems – it seems that sanity has taken over and economics of the project and the absorption analysis are once again the drivers of the deal.
Beyond the philosophical aspect, we always have our doors open to share ideas and concerns with others in our group. This works well because we have a core group of very experienced, well educated credit administrators that have also been lenders and have an understanding of the challenges of production.
They know the difference between good deals and bad deals and they don’t have much tolerance for those who try to take short cuts and are not willing to do the work necessary to make a proper evaluation.
Within our delegated authorities I mentioned a minute ago, we have a reporting system to allow the next level of authority the opportunity to review the credits that’s being approved. I take this very seriously because it is an opportunity to keep honest people honest. 2006 was a very challenging year.
We did fairly well from a loan production standpoint, generated approximately $5 billion in volume, in new volume. Particularly in light of three acquisitions, which tend to disrupt normal activities. Our internal loan growth, excluding acquisitions, was 21 percent bringing our loan portfolio to about $7 billion.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

We also had significant accomplishments, such as, the introduction of a new commercial on line credit write up, decreasing the turn around time in the credit approval process and implementing an electronic consumer loan process and booking solution.
And again, in addition to these process improvements, we were still successful in getting our staff in the field with the lenders that they work with and making calls on major customers to help them keep in touch with the market and again, the challenge of winning business relationships.
Now the next step is what happens when a problem develops? This next slide gives you a little bit of an idea of the flow of only the commercial accounts by numbers in our special assets area. Light bars where we started. Beginning the month in the dark blue is where we end up at the end of the month.
But more importantly the trend of the blue account is then reflected in our 60 day delinquency number. We continually remind our lenders that the worst thing that they can do is to surprise us with a problem. There’s not virtue in keeping it to yourself, and trying to fix the problem, with hopefully, no one ever knowing.
Our motto is to get help, get it on the radar screen and get input from all sources. This approach saves us a lot of money over the years. Our special asset and asset recovery groups are first class. Early on at Sterling’s history, we acquired institutions that were failing. And our special asset provided sweat equity to work out a problem that others had created.
We operate again, on a cooperative basis and special assets to solve problems before they become disasters. Our commercial work out group gets involved very early with lenders, sometimes before there’s a payment default or there’s a risk down grade to a watch credit.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

They’re very skilled at asking the hard questions and getting the cooperation of the borrowers before it becomes an adversarial defensive situation bound for failure. And on deals over $5 million they come to classified asset committee for direction and ideas.
That committees made of the Chief Operating Officer, myself, the President to be, portfolio manager and special assets manager. A recent example of our work out philosophy involved the failure of a very significant, very well thought of business in Seattle. And it’s a story we’ve all heard before.
It’s where the father worked hard all his life and built a great business. And the son took it over and he made all the wrong decisions and as you might expect, there were numerous creditors and bands of attorneys involved. And our commitment reached a high of almost $12 million.
With a certain amount of patience and most of all persistence we received a complete pay off of a four year end that included all interest at the default rate of prime plus seven percent, collection of all attorneys fees and extension of forbearance fees, and frankly I really hated to see this pay off because it was the highest earning asset on the books.
But more and more, we’re solving problems before they become delinquent. When there’s still a chance to save the business or to sell the business as a going concern. We feel this approach is much more beneficial in the long run because those that we help get back on their feet, only say good things about us in their community and the communities that we live and work in.
Likewise, our asset recovery group is very seasoned and capable of managing acquired assets from the sale of repossessed automobiles to disposition of residential and commercial real estate. Equally important, they’re capable of stepping in and running businesses when needed.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Such as hotels, motels, completing spec houses and developments from failed builders, to closing down car dealerships and securing the banks assets in the middle of the night. All of which we have done.
As Nancy mentioned, we’ve enjoyed excellent credit quality for many years. This slide not only shows our non-accrual trend in the green shaded bars but also our 12-quarter portfolio loss trend in red towards the bottom. And as you can see, going back six years to the year 2000, Sterling’s 12-quarter loss trend still stays well within the ten to 18 basis point range.
Recently, I’ve had comments that maybe it’s too good and that we’re not taking enough risk and we’re missing opportunities. I really don’t believe that to be true. We really have been blessed with a great market in the Northwest and a group of people that are truly engaged in what we’re trying to do at Sterling.
And that’s to be the leading regional community bank in the west, by all measures. While our current statistics are well within our peer group and better than national comparisons, we do have targets for delinquency of 50 basis points for 60 days and over.
Loan loss of 15 basis points and classified assets no greater than one percent, and all these target numbers still will outperform our peers. The big question in my mind is how do we continue to service our customers into the future like we have in the past? This really is our challenge.
We have to develop people from within, at a much faster rate than we have in the past. We have to work on the formula of happy employees, equal happy customers, equal happy shareholders. All of that will help us toward our goal of 22 percent loan growth in our business banking loan balances and an over all 12 percent deposit growth rate.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Our values and our culture have been accepted in the marketplace. We now have to find ways to clone the opportunity and attitude that has brought us to this point. Sterling is a growth story, that won’t change.
We have a tremendous challenge ahead of us, much, much bigger than we faced 24 years ago, when we opened our doors as a new business in $2.3 million in capital, but now we have so much more to help us meet these challenges.
We do business in a very good part of the country, where people want to live and work, due to the great quality of life. We have technological tools and people skills; we never had when we were much smaller institution.
We have additional leverage in the market place that asset size affords an institution, in terms of, continual lending and deposit opportunities. And most importantly, the talent in our management team and the desire to stay independent is not only a tremendous asset for us but attracts talent from other banks and companies that will continue to contribute to meeting our goal in 2007 and beyond.
Now, Harold and I, both being from Montana, have an old saying at this point that you never want to stand between the cattle and the creek.
Harold Gilkey: Thank you, Nancy; thank you, Steve. At this point, I’d like to move a little bit from the, what I would call the detail and move back into the strategic levels of what we’re trying to get accomplished.
We’re trying to grow the company, we’re trying to deliver value to the shareholders and provide opportunities for our employees. And I’d like to share just one incident. Early on in our development of Sterling, Steve, who was our loan officer and then became our loan department,

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

he said, Harold can I have a cup of coffee with you? And I said sure Steve, what do you want to talk about?
He said, well, I really like to talk about the future. I didn’t think much about the future. I was more concerned about whether we going to be able to take a deposit that day. So we sat down and I said Steve, what do you have on your mind?
He said, well, you know every company I’ve been around to work for, I got paid more if I could roll; jump my job, to get promoted. And I, you know, I’m having a little bit trouble figuring out my roll in this and how I’m going to get my increase in pay.
And I said, well Steve, I can tell you that I’m not going anywhere. Bill Zuppe, you know, while he’s on a rocky edge occasionally, he’s not going anywhere. So Steve, you know, the pyramid is pretty small. It’s me, Bill, you.
So I would guess that what’s going to happen is we just have to develop the pyramid below us. And that’ll increase our job assignments. He looked at me and he says Hal that means I have to change doesn’t it? I said yes. I am a change agent. We will cause more stress, we’ll benefit ourselves if we do that.
Now, you can tell just by the organizational chart, just below Steve, that we’ve grown the pyramid. And that’s the development of our company all the way through from inception to today and into the future.
It’s growing assets that create growing earnings that create shareholder value that starts the cycle all over. So, I believe very comfortably in the future of Sterling, because of the people we have. Because of the way we look to grow the company. Growing positions, growing company.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Now, with that I’d like to open the floor to your questions about any of the topics that you’ve seen today or any questions that you have. Brett.
(Brett): Harold, I want to ask you about M&A, given the deals you ...
Harold Gilkey: No.
(Brett): Yes. Wanted to just know, first in terms of the deals you did last year, how many did you look at seriously in terms of percentage of what you actually did. And then just for ‘07, you’ve worked your guys pretty hard last year, is ‘07 another year where you think you might get a couple opportunities in maybe your newer markets in California and elsewhere?
Harold Gilkey: Let me begin by saying that I walked into the board of directors meeting yesterday and said, I have nothing going. And that’s about the reaction I got, a nice smirk laugh. I would tell you that, in the history of the company, we’ve done 19 or 20 institutions for various types of acquisitions.
So that’s about one a year. Last year was three; we announced the fourth one, which will come into this year. You know, on average, the world will go back to averages. I’ve always said that acquisitions are caused by somebody wanting to sell more than somebody wanting to buy.
The environment in the last year, and probably spilling over into this year, is such that Sarbanes-Oxley. The real cost of Sarbanes-Oxley came into effect last year. The cost of compliance, bank secrecy act, has significantly increased the cost of business. And that effects, effects for the most part, companies between $500 million and $1.5 billion.
That’s my view of what’s happening, is that their going lose earnings power or rapidly then those below $500 million or rapidly than those greater than $1.5 billion. So, as our strategy, couple

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

three years ago, was to be the survivor, which meant having extremely good Sarbanes-Oxley program.
I want to tell, you it’s burdensome, it’s expensive, it’s painful, but ours is in place. And so when you make an acquisition or a merger function, we don’t have to add that cost. We do that absolute benefit from it. So, I be less at being an inquirer and if you can identify some inquiries for me, I’d be happy to go visit with them.
I think the market is going to be there for M&A. I think this year, particularly ‘07, will be more impacted by a tough operating environment. It is a – flat yield curve causes a lot of changes. There’s a lot of things that make the operating inquirement very difficult and that, along with, other impacts would cause more reaction to sell in B&E a conservative buyer.
I think we will have the opportunity to look at some deals. Now, looking back, how many deals did I look at? How many stars are there in the sky? We did four transactions, last year that was enough work for me. Next question? Mike.
Mike: A few years ago you cut back; you cut your lending standards on construction, perhaps early. And you looked at the market then and I’m wondering, do you see any parallel now to then? What’s your gut telling you now?
Harold Gilkey: Well, first of all, one of the things my – it rests on the shoulders of a leader is to have vision. And that visions always blurred because there’s all kind of cross currents going. A couple years ago I felt very strongly that a residential construction was long in the tooth.
In fact, it was a year beyond what I thought it should be. But the market was long aggressively so. And I was, I wanted to look at the impact it was having on our builders, so I clearly started a program with Steve to look at the liquidity of our builders.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And we, kind of, sorted out some of the builders that didn’t have liquidity. The choice there was if they didn’t have liquidity after that long a run, they were never going to have it. That liquidity system is still in place in our company.
You heard Steve mention that the controls are lines. Our lines are really guidance lines, and we tightened up the process on spec lending. We have shortened and tightened a bit on the finished product that can be allowed into the line.
But the trade off on that is that the markets, you know, the market is pretty good. So as you tighten down you miss opportunities. But you save yourself a lot of agony later on. So have we changed our focus? No. I still haven’t figured out what Steve said about what our culture is.
But our culture is to be supportive of our customers within the limit of what we can do. And then make sure we protect them from themselves. One of Bills quick remarks have been historically, give a man money and watch him act funny. Well, when you provide excess credit, that’s giving too much money, and so the disciplines of control in that area.
I would also note that our Portfolio Manager, Nancy has indicated a strong desire to increase our C&I limit. And that in the future is really where we’re headed. You would know it – I can’t go back to the chart, but there was one chart that showed that our construction lending was now 33 percent of our portfolio, which was significantly more than the previous year.
And significantly above what our anticipation or desire will be. So, I would feel comfortable that management of the portfolio and the management of the credit culture will restrain that piece of the market, and maybe the marketplace will do that, hopefully, on it’s own.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

And we dedicate ourselves, as Carol said, to driving C&I limit. And that’s the balance, so I guess, overview of my comments to your question, Mike, is we have twisted it one notch maybe two. We’re tightening it a little on that credit recognizing we have a lot out on a compared balance sheet stand point, and there’s compare to where we’re going.
But it’s not intended to mean we’re going to start cutting people off or being draconian about it.
Harold, I think the only part of today’s presentation with out an outlook was Steve Pages presentation. Can you just talk to us a little bit about how you think of, you know, provisioning and building reserves, giving the change in mix.
Given, I think, the fact that you guys tend to have, I think, more three and four risk graded credit and I think there’s a desire to some degree to go up to five, so, can you just maybe the timing and maybe, kind of, this whole normalization process takes place?
Harold Gilkey: Let’s start back with Nancy’s presentation about the economy. I think we’re blessed in the Northwest with a very good economy. And I think ‘07 will provide us a very good economy. I’m even believe that ‘08 will not be bad and maybe the stronger recovery even.
So I’m – I think the economic impacts of the market area where we do business are going rest a lot to that detail. I’m surprised you said that Steve didn’t have an outlook. He told you that our goals were to get bad credit.
Now, I haven’t seen the results of that, because I’ve been on the road for the last two or three years and I say look, it can’t get any better and then I go to a meeting and it gets better. Then I go on the road and say, you know, this is the best it will ever be. Can’t get any better. And it does.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Now, sooner or later, you can have of a positive negative. So, maybe at zero we’ll probably be OK. I – by nature, I’m a conservative person, by view I’m a liberal person. Back office needs to be run well, credit is a strong discipline in our company and I think that reflects how we performed over the years by taking over other institutions portfolio and cleaned them up.
So, I still think we will provide provisioning. We’re growing the company; we’re taking on assets, searching graphics we haven’t been to before. We need to protect ourselves against that. But at the same time, the credit culture, whatever that is, will take some impact. (Jim).
(Jim): Thanks Harold. One of the goals you articulated was a loan to asset ratio of 80 percent. I wonder, you know, how quickly you’ll get there? Are you thinking about accelerating, maybe, selling some of the MBS or something to push that up?
And then, you know, assume you get there, is that a number you like to see higher, you know, in ten years or so too. It never gets to 80 then you bump it to 85 as a go longer term too?
Harold Gilkey: I think the best way that I can give you the strategy of where we’re headed, Jim, is that when we were a thrift – we had a thriftiness test. And we didn’t want to carry the risk of a single family residential loan on our books. So we converted our loan portfolio to mortgage back securities. We kept those securities and in fact, we bought others to keep that.
So we’ve maintained the thriftiness test and the reason we maintained that is our capital ratios, which had been infected grossly by the Goodwill lawsuit, we’re not at a standard where we fell comfortable we could move to a bank holding company and meet the capital requirements there.
We would meet them, but I can – from experience I can tell you our board wouldn’t want to just barely meet them. Because slipping back means that you got to go back to the old fight the

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

government area, that kind of thing. So we were going there, so we held up those securities of the thriftiness test, while we’re building a bank and while we’re building capital ratios.
Now, for a couple years I’ve been saying, let’s eliminate or reduce by about half, the securities portfolio. It grows the mix appropriately in the loan portfolio, preferably in C&I Lending, preferably in the middle market area. And the way we’ve done that is we started doing that about seven or eight, nine, ten years ago, wherever we were.
What I call main street America loans. And then we went to corporate loans, corporate meaning somebody that would borrow between ten and $50 million, and they had sales of $100 million. Now, the suit spot for a community bank, and therefore the profitability, is back in that mid range business banking loan.
And that’s what we charge Carol to do, is to lead that on. Well, one of the other things we credit to along that same line is drive the income. And the way we’ve done that is in two places. One is in electronics and two is in mortgage banking.
We change the way our commercial mortgage banking operation ran, by moving it from what I would call, make the loan, keep it in your portfolio. We started moving it and using other people’s money, and quite frankly, the insurance industry has a different reason to have a long term loan on its books than we do.
And there by they can do it more competitively price wise. So, we can build to income by shifting that asset over there. We saw the opportunity in single family residential ones. Particularly in the permanent loan function, because if you can gather enough (mosh) in one month, you can sell it with a higher margin.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

That’s really the impact of how Golf Savings Bank came to us. It’s how do we increase that so we can drive that function. So, fee income has been a driver to that. All of that will lead us to a different in the balance sheet, and you can structure the income based on your ability to drive the income and spread.
You’ll note that one of the disciplines in our acquisitions has been to acquire companies that have significantly higher margins than we do. That gives a benefit that our competitors don’t have. So, in an upward rate environment or a flat yield environment, as we bring those companies on, we think we can drive the margin at least, to stay stable if not to increase.
And I think Dan’s guidance has been in the two to five basis points a quarter. Is that? So, we think we can drive that margin better. And partly with that position, partly with the initiatives we have inside. And I think that’s the – I know I’ve answered your question 85 different ways but, the answer is sure, as you grow deposits you’re going to grow loans and loans are what we’re about.
Male: This might be a question for Don, I don’t know if, but Harold feel free. Can you just talk about the, I guess, you expectation with the one point. How to maintain a 1.6 scan on scale margin in ‘07, given with what’s’ – we talked about briefly, what’s been going on in sub prime and I guess, still the unknown in gain on sale space. And maybe even try to size up that ((inaudible)) for us.
Harold Gilkey: I didn’t understand the verbiage so I got to – would you hold it a little closer to you?
Male: Sure, Harold. I’m sorry. The question was about the gain on sale margin. I think your guidance for ‘07 is to maintain it at about 1.6 percent. And I’m just curious on how some of these other moving parts play into that?
Harold Gilkey: To answer that on a forward look, why don’t you hand that to Byrne and Dan why don’t you just take that one for us?

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Dan Byrne: Yes, I think the way we’re going to be able to do that, take care of some of the initiatives that Don talked about as we move away from some of the best efforts capabilities and move into some of our hedging capabilities for the portfolio.
But, actually, we’ve had pretty good success being above the 160 margin on loan sale as we look back over 2006, anyway. So we have quite a bit of comfort that we’ll be able to maintain that going forward.
Male: Dan right here. Thank you, two totally unrelated questions. Question one, can you give us some insight into the Goodwill cases and how you stand and also, the other one is from, I guess I would call it, modern acquisitions on that being empire onward. What were a couple of the more difficult problems that you had to deal with and what have you learned from that?
Harold Gilkey: Well, let me give you two unrelated answers. Let me start with the last one. Every acquisition is uniquely different. And every acquisition has a major problem. That’s easy to identify. Every acquisition has a surprise problem. And so the identifiable is relatively easy.
Let me take source capital had a huge problem assets. Klamath had no problem assets but then again, they had no assets. They had a 30 percent loan to deposit ratio. So, there was a problem of how do you fill the bucket? One major one was relatively simple.
So the surprised ones, you know, you really can’t identify ahead of time. What you need is a transition team that has an integration process that raises their hand immediately when that problem arises. And it can be anything.
It can be, well let me give you one particular example. Of all things, this is one I never could have, in all my imagination, identify ahead of time. We’re integrating Klamath, simple job. We

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

sent out debit cards, ATM cards. Told the customer that this was their new ATM and debit card and they could begin using it on this date.
But up until that time, they use the old one. Clearly identifiable. Worked extremely well until the day after the merger, when you were to convert. And we got a phone call, and the phone call was this, my ATM card doesn’t work.
Well, which ATM card are you using? Well, I only have one ATM card. Well, didn’t you receive one in the mail? No, we didn’t. Well, no wonder it won’t work, we cut that one off. So we started trying to identify where this call came from and then what impact it was. And it was in one geographic area.
Worked well with every other branch, it was just in their one geographic area. Unbeknown to us, the post office had changed the zip codes. And their rule is that one year from the date of the change of the zip codes, they no longer will deliver. So a whole bunch of ATM cards were sitting in the post office undeliverable.
So you had customers who weren’t able to use the ATM, and they were hot. Now the transition team unbeknown to me, unbeknown I think to most of the senior management, they decided it was important to get the ATM cards in the hands of the customer.
So they went to the post office, sorted them out and hand delivered them. Now I still, I don’t know if I should call the post office to ask them whether they changed the zip code or not. But if that’s the case where everyone, what you learn from that is your, you want to tell the transition team that there is going to be a surprise, and if I knew what is was it wouldn’t be a surprise.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

So let’s plan to find the surprise and fix it, and for the most part it is fixed by the people that handle them and very well. Let me move to the good will cases and I will focus just specific on Sterling’s situation.
For those of you who are not aware we have three contracts with the United States Government that were advocated by (Virea) in 1989. We filed a law suit. We were stayed while discovery and stayed well while the Supreme Court ruled, and so a couple of years ago that we finally got the depositions that we were stayed again.
We have had four different judges at the Court of Claims. Each time that delays you out a bit, and the latest status is that we have been notified that we will be prepared to go to court for damage determination starting June 25th in the Court of Claims, which will be held in Spokane County.
My expectation from that is that we have won all of the issues leading to the damage so now it’s just, experts will decide the damage element. There will be a ruling on that.
Historically, the ruling has been about a year after the case begins. Historically, both parties have filed an appeal. So my expectation is that history will repeat itself. Appeal takes between one year and 18 months.
I think that you could probably conceive that my grandchildren will be old men when we get to chapter. I said earlier on the side that, you know, when we first filed our law suit in 1990 it was for the principal, the cash.
We had 600,000 shares approximately out standing at that time. So the dollar amount was significantly meaningful per share. Today, we have approximately, well not today but after the Sonoma transaction it is approximately 50 million shares out standing.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

So while the dollar amount is important, it’s not as significant per share. And so now I kindly tell my Board of Directors that we are suing for the principle. Next question. (Ross), why don’t you take this one and then we will go.
(Ross): I was wondering you threw out some earnings hopes and some goals on return on equity and assets. Could you give us some flavor of how achievable those will be if we continue to have this flat yield curve and you don’t do any acquisitions for arguments sake and just kind of follow up is there anything that you are, if the economy continues to stay good as you see, what are you loosing sleep about today?
Harold Gilkey: Let me answer the last question first. I lost a heck of a lot of sleep over this meeting. You know one of the things that(Dan) and I you know I think it is familiarity and use and (Dan) and I have done this a lot.
We ask our senior management team to join us and you never know what they are going to say. So it was a process of bringing them forward and getting them in front of you. So did I loose some sleep? I woke up pretty early this morning.
Let me, the flat yield curve is what I call the stress of the market. I think we are well positioned for 2007 and 2008 to achieve the goals that were setup for you today and the reason for that is we are in a good economy in the northwest and the acquisition track that we had for the last year has brought in higher yielding assets and lower cost in liabilities.
So we should be able to drive the margin up a bit. I think the things that Ezra talked about will help us drive fee income a little bit. So in an overview, I feel very comfortable with the ‘07 and probably into the mid part of ‘08.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

If the flat yield curve stays that way, then we got some interesting things to go forward. But I believe that it will be more interesting for a whole lot of my brethren. And so I think we are well positioned to meet our goals in the short term year and a half, year to two years, both from an economic stand point, from an operating stand point, and from an acquisition stand point.
If the market continues to be a difficult market, it will adversely affect others. And as I told you before, companies are sold not bought. And as they are sold they will be sold for cheaper prices because the market will be adverse and we will be in best position to acquire them, and thereby keep the system going forward.
But there is no fine line to it, it jumps, but I think the answer really is over the next two years I feel very comfortable with our own internal system and I think it will drive us for extraordinary opportunities.
(Ross): I wanted to ask Harold on the Sonoma strategy, it sounded like after fourth quarter earnings I recall from that conference call there was not going to be any branches done this year but now it sounds like maybe there will be some, I wanted to know what changed and what markets you are going to put some new facilities in and just thoughts on growth in that.
Harold Gilkey: Good question. (Bill) indicated in his presentation that ((inaudible)) is that we are going to have a couple of Sonoma branches. I believe that will be basically with in the footprint of Sonoma.
We have some, they have had things on their drawing board and we ((inaudible)) to proceed ahead with that. And I think it will help just being in place to have that value. I’d like to expand Golf’s footprint that comes almost exclusively on people available.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Golf has a unique opportunity to expand only if talent is in place. There is no reason for Golf to go out and create a new set, a new location unless there is some talent that already has some connection ability, but I would like to see that done.
I’d like to see Golf contribute more to the profitability of the over all company and we need to grow that in order to do that. The expansion with in INTERVEST I think (Bill) described fairly comfortably. We have expanded by three locations, three graphic locations, now we need to expand with in that unit so that we get more market share of that unit.
I don’t perceive that INTERVEST will be reaching out and expanding. I think that boils down to the things we have need to operate better. Ezra defined that. One of the things we talked about internally and one of the elements that we need to focus our attention more on is what I would call the virtual bank.
Where the next generation, whatever that generation is, doesn’t need a branch. I talked to one of our directors (Jim), his daughter who has lived in Washington, California, France and Indonesia and she has banked with us, Sterling Savings Bank, all that time, and to his knowledge or my knowledge she has never been into the branch, any branch.
Now I think that is representative of what is going to happen out in the future. I am old school yet ((inaudible)) Ezra today, he ain’t old school. What he says digit all the way across, I want to see the paper.
That is why other banks are not as effective as we are at delivering that system because we have delegated that all on to Ezra, because I know that my demand for paper is going to slow us down and I don’t want the last culture to be the driving force going forward.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

I am not to say Ezra. I still want to go see a teller, I still want, I want to take a deposit slip up there. I you know albeit I have never had a deposit slip it has always been directly deposited. So I hope that gives you the nature of that but I may have not correctly.
Male: ... the follow up on that is you said in the past that branches are the most important piece of the company, and so it sounds like you’re coming to grasp with the new model so to speak.
Harold Gilkey: No, what I have said in the past is our branch system, I think if you drive customers out you have no ability to sell. So you have to have some convenience factor to do that.
Now hometown helpful, means meeting customers where they want to be met. We have such a small portion of the market that we need to expand our delivery system by branches but we also have to expand for the next generation delivery system.
So I think you will find us putting both in place, old school is not done yet. New school you know they are on the edge somewhere between Ezra and me is a logical compromise.
I’ll compromise if he can save me a lot of money he’ll compromise if I will finally approve what he wants done. Other questions?
Male: Maybe one follow up on that, the cost of deposits in the fourth quarter was 494 and I have asked a lot of banks are we getting close to our promotional activity as near your deposit costs and so I was curious to hear if CDs were still increasing in terms of costs and where you saw the cost funds from here.
Harold Gilkey: I appreciate the question but I got to tell you I am as far away from that as I can be. Dan, do you want to try to.

STERLING FINANCIAL CORP
Moderator: Michael Barry
02-27-07/7:30 a.m. CT
Confirmation # 6949071

Dan Byrne: I think that is the cost of CDs as well as total deposits, but generally speaking we are very active in terms of pricing our products. Even to the point where we try to look at different markets and try to identify where there is opportunities and to the extent that we have used other also sources in place of CDs and try to continue to do that.
We have been running some specials, but our specials been really aimed at driving core deposits, checking accounts and such. ((inaudible)) is down the hallway?
Harold Gilkey: Good as Steve said you know you want to be between the cattle and the creek when cattle are hungry or thirsty or whatever. Senior management, executive management will be available with the records. Lunch is down that hallway. Feel free to ask any questions I will get a report back and tell you how in-appropriate it was. Thank you.
END